Exhibit 1.1

EXECUTION VERSION

MASTER LOAN AND SECURITY AGREEMENT

dated as of September 28, 2011

between

PCNPL Trust, Borrower

and

Wells Fargo Bank, National Association, Lender

EXHIBITS

EXHIBIT A	Form of Note

EXHIBIT B	[Reserved]

EXHIBIT C	Form of Closing Certificate

EXHIBIT D	Form of Compliance Certificate

EXHIBIT E	Form of Confirmation

EXHIBIT F	Early Repayment Schedule

EXHIBIT G	[Reserved]

EXHIBIT H	Form of Mortgage Loan Schedule

EXHIBIT I	[Reserved]

EXHIBIT J	Form of Advance Request

EXHIBIT K	Form of Power of Attorney

EXHIBIT L	Form of Mortgage Loan Data Summary

EXHIBIT M	Form of Assignment and Acceptance

EXHIBIT N	Form of “Good-Bye Letter”

v

THIS MASTER LOAN AND SECURITY AGREEMENT, dated as of September 28, 2011 (this “Agreement”), is made by and between PCNPL TRUST, a Delaware statutory trust (“Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Lender”).  Borrower and Lender (each a “Party”) hereby agree as follows:

ARTICLE 1

APPLICABILITY

Section 1.01           Applicability.  Subject to the terms and conditions of the Loan Documents (as defined herein), from time to time and at the request of Borrower, Borrower wishes to obtain financing for the acquisition of certain Mortgage Loans (as defined herein), which Mortgage Loans shall secure Advances (as defined herein) to be made by Lender hereunder.  Lender has agreed, subject to the terms and conditions of the Loan Documents, to provide such financing to Borrower.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

“Accelerated Maturity Date”:  Defined in Section 10.02.

“Accepted Servicing Practices”:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent financial or mortgage lending institutions which service assets of the same type as such assets in the jurisdiction where the related Underlying Mortgaged Property is located and in a manner at least equal in quality to the servicing that Borrower or Servicer provides to assets which they own in their own portfolios.

“Account”: As applicable, the Interest Reserve Account or Waterfall Account.

“Account Bank”:  Wells Fargo Bank, National Association, or any other bank approved by Lender.

“Account Control Agreement” shall mean any collection account control agreement entered into by Lender, Borrower, Servicer, and the Account Bank, in form and substance acceptable to Lender with respect to certain of the Accounts.

“Accrued Interest”:  For each Interest Period or portion thereof, the sum of the products, calculated for each day during such Interest Period or portion thereof, of (i) 1/360th of the Applicable Rate in effect for the Aggregate Advance on such day, times (ii) the Aggregate Advance on such date, which has not been repaid as of such date.

“Actual Knowledge”:  With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, such actual knowledge shall include the knowledge of such Person and each of its employees, officers, directors and agents.

“Adjusted Tangible Net Worth”:  With respect to any Person, as of any date of determination, the excess of such Person’s total assets (net of goodwill and intangible assets, including mortgage servicing rights) over its total liabilities, calculated in accordance with GAAP as reflected on such Person’s financial statements.

“Advance”: Defined in Section 3.01(a).

“Advance Date”:  The date on which any Advance is made hereunder.

“Advance Rate”:  As defined in the Fee Letter.

“Advance Repayment Amount”:  The amount due and owing to Lender with respect to each Advance on the related Repayment Date which shall be equal to the sum of (x) the outstanding principal amount of such Advance, (y) all Accrued Interest (calculated to but excluding the Repayment Date) that is then due and owing, and (z) and all other Secured Obligations due and owing with respect to such Advance.

“Advance Request”:  Defined in Section 3.01(a).

“Affiliate”:  With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person; provided, however, that neither the Servicer nor the Investment Advisor shall be deemed an Affiliate for the purposes of this Agreement.

“Agency”:  Fannie Mae or Freddie Mac, as applicable.

“Aggregate Advance”:  As of any date of determination, the aggregate principal amount of all Advances outstanding as of such date.

“Agreement”:  This Master Loan and Security Agreement dated as of the Closing Date, by and between Borrower and Lender as amended, supplemented or modified thereto from time to time, which shall include on or prior to the Effective Date all Schedules and Exhibits thereto.

“ALTA”:  The American Land Title Association.

“Alternative Rate”:  A per annum rate based on an index approximating the behavior of LIBOR, as determined by Lender.

“Ancillary Income”:   All income derived from Pledged Mortgage Loans (other than payments or other collections in respect of principal, interest, Escrow Payments and prepayment penalties attributable to the Mortgage Loans) including, but not limited to, all interest received on funds deposited in the Custodial Account (as defined in the Servicing Agreement) or any Escrow Account (as defined in the Servicing Agreement and subject to applicable law), assumption fees, reconveyance fees, subordination fees, speedpay fees, mortgage pay on the web fees, automatic clearing house fees, demand statement fees, modification fees, if any, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, assumption fees and other similar types of fees arising from or in connection with any Pledged Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note. In no event shall the Servicer be entitled to any prepayment penalties.

“Anti-Terrorism Laws”:  Any Requirements of Law relating to money laundering or terrorism, including Executive Order 13224 signed into law on September 23, 2001, the regulations promulgated by the Office of Foreign Assets Control of the Treasury Department, and the Patriot Act.

“Applicable Margin”:  The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Applicable Rate”:  For any Interest Period, the LIBO Rate for such Interest Period plus the Applicable Margin; provided, that while an Event of Default exists, the Applicable Rate shall be the Default Rate.

“Applicable Rate Reset Date”:  For any Pledged Mortgage Loan, (a) the first day of each related Interest Period and (b) the related Advance Date.

“Appraised Value”:  The value set forth in an appraisal made in connection with the origination of a Mortgage Loan as the value of the related Underlying Mortgaged Property.

“Bankruptcy Code”:  Title 11 of the United States Code, as amended.

“Blank Assignment Documents”:  Defined in Section 6.02(j).

“Borrower”:  PCNPL Trust, together with its permitted successors and assigns.

“Borrower’s Power of Attorney”: Defined in Section 18.18.

“Borrowing Base”:  As of any date of determination, an amount equal to the aggregate Minimum Required Collateral Value of all Mortgage Loans that are Pledged Mortgage Loans as of such date.

“Borrowing Base Deficiency”:  Defined in Section 4.01.

“Borrowing Base Schedule”:  A schedule prepared by Borrower and certified by Lender in a form to be mutually agreed upon between the Parties.

“BPO”:  An opinion of the BPO Value of an Underlying Mortgaged Property given by a licensed real estate agent or broker (acceptable to Lender and at Borrower’s expense) which generally includes three comparable sales and three comparable listings.

“BPO Value”:  The stated dollar value contained in a BPO regarding the fair market value of a mortgaged property or parcel of real property.

“Business Day”:  Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, California or North Carolina are authorized or obligated by law or executive order to be closed, (c) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of LIBOR, a day dealings in Dollar deposits are not carried on in the London interbank market.

“Capital Lease Obligations”:  With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Stock”:  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or un-certificated) in any limited liability company, any and all partnership or other equivalent interests in any partnership or limited partnership, any and all trust certificate representing ownership of the related trust, and any and all warrants or options to purchase any of the foregoing.

“Cash Equivalents”: Any overnight bank deposits, securities or other investments held in an account at a commercial bank, the proceeds of which are swept on a daily basis and credited to or for the benefit of the holder of such account.

“Change of Control”:  The occurrence of any of the following events:  (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 25% or more of the total voting power of all classes of Equity Interests of Borrower or Limited Guarantor entitled to vote generally in the election of the directors, (b) Limited Guarantor shall cease to directly or indirectly own and control, of record and beneficially, 100% of the Equity Interests of either (i) PMOP or (ii) PennyMac GP OP, Inc., (c) PMOP shall cease to own and control, of record and beneficially, 100% of the Equity Interests of PMC, or (d) PMC shall cease to own and control, of record and beneficially, 100% of the Equity Interests of Borrower.

“Closing Certificate”:  A true and correct certificate in the form of Exhibit C, executed by a Responsible Officer of Borrower.

“Closing Date”:  September 28, 2011.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Collateral”:  (a)  For any Advance, each Pledged Mortgage Loan with respect to such Advance, and (b) for the Advances in general, all Pledged Mortgage Loans, in each case including, to the extent related, all of Borrower’s right, title and interest in and to all (i) Records, (ii) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, including but not limited to, any payments or proceeds under any related PMI Policy and hazard insurance, (iii) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (iv) the principal balance of any such Mortgage Loan, not just the amount advanced, (v) amounts and property from time to time on deposit in the Waterfall Account, and each Interest Reserve Account and the Waterfall Account, and each Interest Reserve Account themselves, (vi) collection, escrow, reserve, collateral or lock-box accounts and all amounts and property from time to time on deposit therein, to the extent of Borrower’s or the holder’s interest therein, (vii) Income and rights to receive Income, (viii) Derivatives Contracts (if any), (ix) rights under any letter of credit, guarantee, warranty, indemnity, hedging arrangements, or other credit support or enhancement, (x) the portion of the interest rate protection agreements allocated to any such Mortgage Loans (if applicable), (xi) rights to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Mortgage Loan Documents or Servicing File, (xii) Servicing Rights, (xiii) related contracts, collateral and supporting obligations of any kind, and (xiv) general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xiii); provided, that Collateral shall not include any Retained Interests.

“Collection and Reporting Period”:  For any Pledged Mortgage Loan, the first day of each calendar month through and including the last day of such calendar month.

“Compliance Certificate”:  A true and correct certificate in the form of Exhibit D, executed by a Responsible Officer of Borrower and Limited Guarantor.

“Confirmation”:  An advance confirmation in the form of Exhibit E, duly completed, executed and delivered by Borrower and Lender in accordance with Section 3.01.

“Contingent Liabilities”:  With respect to any Person as of any date, all of the following as of such date:  (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below), (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non-discretionary on the part of the lender.  The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person.  “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Contractual Obligation”:  With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Contribution Agreement”: The Contribution Agreement in form and substance satisfactory to Lender between PMC and Borrower pursuant to which PMC will convey, transfer and contribute Mortgage Loans to Borrower, as the same may be amended, modified or supplemented from time to time and approved by Lender.

“Control”:  With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Custodial Agreement”:  The Custodial Agreement, dated as of the date hereof, among Lender, Borrower and Custodian, substantially in the form and substance as mutually agreed to between Lender and Borrower, as the same may be amended, modified or supplemented from time to time.

“Custodian”:  Wells Fargo Bank, National Association, or any successor permitted by the Custodial Agreement.

“Default”:  Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”:  As of any date, the Applicable Rate in effect on such date plus 400 basis points (4.00%), determined after any Repayment Date on the basis of periods corresponding to Interest Periods.

“Derivatives Contract”:  Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Derivatives Termination Value”:  With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based on one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Lender).

“Dollars” and “$”:  Lawful money of the United States of America.

“Due Date”:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Early Repayment”:  The payment in full by Borrower of any Advance Repayment Amount with respect to an Advance prior to the related Repayment Date (other than on account of a Representation Breach).

“Early Repayment Date”:  Defined in Section 3.04.

“Early Repayment Schedule”: With respect to any Early Repayment on the schedule set forth Exhibit F attached hereto.

“Effective Date”: The date on which all conditions set forth in Section 6.01 have been satisfied in Lender’s determination.

“Electronic Tracking Agreement”:  The Electronic Tracking Agreement among Lender, Borrower, MERS and MERSCORP, Inc., to the extent applicable as the same may be amended from time to time.

“Eligible Assignee”:  Any of the following Persons designated by Lender for purposes of Section 18.08(c):  (a) a bank, financial institution, pension fund, insurance company or similar Person, an Affiliate of any of the foregoing, and an Affiliate of Lender, and (b) any other Person to which Borrower have consented; provided, that such consent of Borrower shall not be unreasonably withheld, delayed or conditioned, and shall not be required at any time when a Default or Event of Default exists.  Such Person shall provide to Borrower such duly executed IRS forms as Borrower reasonably request.

“Eligible Mortgage Loan”:  Any Mortgage Loan (a) as to which each of the representations and warranties in Sections 7.06, 7.10, 7.11, and 7.12 and Schedule 1 are true and correct in all material respects, (b) that contains all required Mortgage Loan Documents without exceptions unless otherwise waived by Lender or permitted below and (c) that satisfies each of the following eligibility requirements:

(i)            At the time it was made, such Mortgage Loan complied in all material respects with all applicable local, state and federal laws, including but not limited to all predatory lending laws;

(ii)           Such Mortgage Loan is secured by a first priority mortgage or deed of trust on real property;

(iii)          The BPO Value for such Mortgage Loan exceeds $30,000;

(iv)          The unpaid principal balance of such Mortgage Loan is equal to or exceeds $50,000;

(v)           Such Mortgage Loan is not a “Section 32” loan;

(vi)          Such Mortgage Loan is not a High Cost Mortgage Loan;

(vii)         The information set forth in the related Mortgage Loan Schedule is true and correct in all material respects as of the date or dates respecting which the information is furnished;

(viii)        No Representation Breach exists with respect to such Mortgage Loan;

(ix)           There are no future funding obligations on the part of Borrower or Lender or any other Person with respect to such Mortgage Loan;

(x)            A BPO has been conducted on the related Underlying Mortgaged Property no longer than ninety (90) days prior to the related Advance Date with respect to the Mortgage Loan;

(xi)           A BPO has been conducted and delivered to Lender with respect to the related Underlying Mortgaged Property every one hundred and eighty (180) days that such Mortgage Loan is a Pledged Mortgage Loan;

(xii)          The Mortgaged Property with respect to such Mortgage Loan is located in the United States, and the Underlying Obligors are domiciled in the United States and are not Sanctioned Entities, and all obligations thereunder and under the Mortgage Loan Documents are denominated and payable in Dollars;

(xiii)         The Foreclosure Age of such Mortgage Loan does not exceed the related maximum foreclosure age as set forth on Schedule 3 attached hereto; provided, that such condition may be waived by Lender, with respect to any Mortgage Loan for which foreclosure is imminent;

(xiv)        Such Mortgage Loan has not converted to REO Property through foreclosure (or other resolution); and

(xv)         Any other eligibility criteria as mutually agreed to by Lender and Borrower.

provided, that notwithstanding the failure of a Mortgage Loan to conform to the requirements of this definition, Lender may, subject to such terms, conditions and requirements an Advance Rate adjustments as Lender may require, designate in writing any such non-conforming Mortgage Loan as an Eligible Mortgage Loan, which designation (1) may include a temporary or permanent waiver of one or more Eligible Mortgage Loan requirements, and (2) shall not be deemed a waiver of the requirement that all other Mortgage Loans must be Eligible Mortgage Loan (including any Mortgage Loans that are similar or identical to the Mortgage Loan subject to the waiver).

“Environmental Laws”:  Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.

“Equity Interests”:  With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate”: Any entity, whether or not incorporated, that is a member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which Borrower, PMC, Limited Guarantor or Servicer is a member.

“Escrow Payments”:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Event of Default”:  Defined in Section 10.01.

“Facility Fee”:  The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Fannie Mae”:  Fannie Mae, or any successor thereto.

“Fee Letter”:  The fee and pricing letter, dated as of the date hereof, between Lender and Borrower.

“Foreclosure Age”:  With respect to any Pledged Mortgage Loan in foreclosure (or other resolution), the number of days elapsed from the initial attorney referral date to the foreclosure sale date.

“Freddie Mac”:  Freddie Mac, or any successor thereto.

“GAAP”:  Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”:  With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”:  Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi-judicial, quasi-legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, and (h) supra-national body such as the European Union or the European Central Bank.

“Gross Margin”:  With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

“Guarantee Default”:  Defined in Section 8.12.

“Guarantee Obligation”:  With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person.

“High Cost Mortgage Loan”:  A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).

“HUD”:  The U.S. Department of Housing and Urban Development.

“Income”:  With respect to any Pledged Mortgage Loan (in each case with respect to the entire par amount of the Pledged Mortgage Loan and not just with respect to the portion of the par amount represented by the amount advanced against such Pledged Mortgage Loan) all of the following:  (a) all Principal Payments, (b) all Interest Payments, (c) all other income, receipts, distributions, dividends, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Pledged Mortgage Loan, including prepayment fees, extension fees, exit fees, any rental payments, if any, and all proceeds of any Pledged Mortgage Loan received upon securitization, liquidation, foreclosure, short sale or other disposition, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, insurance payments, judgments, settlements and proceeds, (d) all payments received from hedge counterparties pursuant to the portion of any interest rate protection agreements allocated to such Pledged Mortgage Loan, if applicable; and (e) all other “proceeds” as defined in Section 9-102(64) of the UCC, including all collections or distributions thereon or other income or receipts therefrom or in respect thereof; provided, that (x) Ancillary Income, and (y) amounts that under the applicable Mortgage Loan Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income”; unless and until with respect to clause (y) only, (i) an event of default exists under such Mortgage Loan Documents, (ii) the holder of the Pledged Mortgage Loan has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Mortgage Loan Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Mortgage Loan Documents.

“Indebtedness”:  With respect to any Person and any date, all of the following with respect to such Person as of such date:  (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off-Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Pledged Mortgage Loan or any obligation senior to any Pledged Mortgage Loan, unfunded interest reserve amount under any Pledged Mortgage Loan or any obligation that is senior to any Pledged Mortgage Loan, purchase obligation, repurchase obligation, sale/buy-back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than certain Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise.

“Indemnified Amount”:  Defined in Section 13.01.

“Indemnified Person”:  Defined in Section 13.01.

“Independent Director” or “Independent Manager”:  An individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors and Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a)           a member, partner, equity holder, manager, director, officer or employee of Borrower, any Principal, any of their respective equity holders or Affiliates (other than (i) as an Independent Director or Independent Manager of Borrower or Principal and (ii) as an Independent Director or Independent Manager of an Affiliate of Borrower or Principal or any of their respective single-purpose entity equity holder that is not in the direct chain of ownership of Borrower or Principal and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(b)           a creditor, supplier or service provider (including provider of professional services) to Borrower, any single-purpose entity equity holder, or any of their respective equity holders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors or Independent Managers and other corporate services to Borrower, any single-purpose entity equity holder, or any of their respective equity holders or Affiliates in the ordinary course of business);

(c)           a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)           a Person that controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition other than clause (a) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with Borrower or Principal shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower or Principal if the fees that such individual earns from serving as Independent Directors or Independent Managers of affiliates of Borrower or Principal in any given year constitute in the aggregate less than 5% of such individual’s annual income for that year.

“Index”:  With respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.

“Insolvency Action”:  With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.

“Insolvency Event”:  With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Proceeding”:  Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Insolvency Laws”:  The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Interest Payments”:  With respect to any Pledged Mortgage Loan all payments of interest, including default interest, received from time to time.

“Interest Period”:  For any Pledged Mortgage Loan, (a) with respect to the initial Interest Period, the period commencing on (and including) the related Advance Date through and including the last calendar day of the month during which such Advance Date occurred, and (b) with respect to each subsequent Interest Period, the period commencing on and including the first calendar day of the month through and including the last calendar day of such month; provided, that no Interest Period for an Advance shall end after the Repayment Date for such Advance.

“Interest Rate Adjustment Date”:  The date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

“Interest Reserve Account”:  The separate trust account established by Borrower and maintained pursuant to this Agreement for the benefit of Lender, which shall at all times contain funds in an amount equal to the Required Amount with respect to Pledged Mortgage Loans, to be held for the benefit of Lender.  The Interest Reserve Account shall be established with the Account Bank and shall be subject to an Account Control Agreement.  Interest earnings in respect of funds on deposit in the Interest Reserve Account shall be held for the benefit of Borrower.

“Internal Control Event”:  Material weakness in, or fraud that involves management or other employees who have a significant role in, the internal controls of Borrower, Limited Guarantor or any Affiliate thereof over financial reporting, in each case as described in the Securities Laws.

“Investment”:  With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person.  Any binding commitment or option to make an Investment in any other Person shall constitute an Investment.  Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Advisor”: PNMAC Capital Management, LLC, together with its permitted successors and assigns.

“Investment Advisor Agreement”: That certain management agreement, dated as of August 4, 2009, by and among Limited Guarantor, PennyMac Operating Partnership, L.P. and Investment Advisor and all amendments, modifications and supplements thereto.

“Investment Advisor Side Letter”:  The side letter agreement to be entered into among Lender, Borrower and Investment Advisor as of the date hereof, in the form attached hereto as Exhibit G hereof or such other form that is acceptable to Lender, pursuant to which the manner in which the Investment Advisor shall take direction from Lender with respect to its management of the Mortgage Loans shall be set forth after an Event of Default and certain other events set forth therein.

“Investment Company Act”:  The Investment Company Act of 1940, as amended, restated or modified from time to time

“Knowledge”:  With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.

“Lender”:  Wells Fargo Bank, National Association, in its capacity as Lender under this Agreement and the other Loan Documents, and its successors and assigns.

“LIBOR”:  For any Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) for deposits in Dollars, for a one-month period, that appears on Reuters Screen LIBOR01 (or the successor thereto) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m., London time, on the Applicable Rate Reset Date for such Interest Period.  If such rate does not appear on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such Applicable Rate Reset Date, Lender shall request the principal London office of the Reference Banks selected by Lender to provide such banks’ offered quotation (expressed as a percentage per annum) to leading banks in the international Eurocurrency market for deposits in Dollars for a one-month period as of 11:00 a.m., London time, on such Applicable Rate Reset Date for amounts of not less than the Aggregate Advance.  If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such banks’ rate (expressed as a percentage per annum) for loans in Dollars to leading banks in the international Eurocurrency market for a one-month period as of approximately 11:00 a.m., New York City time on the Applicable Rate Reset Date for amounts of not less than the Aggregate Advance.  If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.

“LIBO Rate”:  For any Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) determined for such Interest Period in accordance with the following formula:

LIBOR for such Interest Period
1 - Reserve Requirement

“Lien”:  Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Limited Guarantor”: PennyMac Mortgage Investment Trust, a Maryland real estate investment trust, together with its permitted successors and assigns.

“Limited Guaranty”:  The Limited Guaranty Agreement in form and substance satisfactory to Lender, made by Limited Guarantor in favor of Lender in connection with this Agreement, as the same may be amended, modified or supplemented from time to time.

“Loan Documents”:  Collectively, this Agreement, the Note, the Custodial Agreement, the Fee Letter, the Servicing Agreement, the Servicer Instruction Notice, the Investment Advisor Side Letter, PCNPL Trust Agreement, all Confirmations, the Contribution Agreement, the Electronic Tracking Agreement, each Account Control Agreement, each Power of Attorney, the Limited Guaranty, the Pledge, all UCC financing statements, amendments and continuation statements filed pursuant to any other Loan Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Loan Document.

“Market Disruption Event”:  Any event or events that, in the determination of Lender, results in (a) a significant deterioration of the “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by residential mortgage loans from the status of such markets on the Closing Date, (b) the effective absence of a “market” in the manner that exists as of the

Closing Date, for assets of the type similar to the Collateral, (c) Lender’s not being able to sell the Collateral at prices that would have been reasonable as of the Closing Date due to the occurrence of such event or events since the Closing Date, or (d) the imposition of a foreclosure moratorium or regulatory changes, the effect of which would be to materially impair Lender’s ability to realize on the Collateral.

“Market Value”:  With respect to any Mortgage Loan, the value, determined by Lender, thereof (including the related Servicing Rights) if sold in its entirety to a single third-party purchaser taking into account the fact that such Mortgage Loan may be sold under circumstances in which Borrower, as originator or servicer of such Mortgage Loan is in default under this Agreement.  Lender’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of Lender.  Lender shall have the right to mark to market the Pledged Mortgage Loans on a daily basis, which Market Value with respect to one or more of the Mortgage Loans may be determined to be zero.  Borrower acknowledges that Lender’s determination of Market Value is for the limited purpose of determining the value of Mortgage Loans hereunder without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Pledged Mortgage Loans achieved by obtaining competing bids in an orderly market in which the originator/servicer is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary asset and servicing due diligence.  For the purpose of determining the related Market Value, Lender shall have the right to request at any time from Borrower an updated valuation for each Pledged Mortgage Loan, in a form acceptable to Lender.  Notwithstanding anything else in this definition, the Market Value shall be deemed to be zero with respect to each Mortgage Loan for which such valuation is not provided and/or with respect to which:

(a)                                  the requirements of the definition of Eligible Mortgage Loan are not satisfied, as determined by Lender;

(b)                                 a Representation Breach exists, as determined by Lender;

(c)                                  any statement, affirmation or certification made or information, document, agreement, report or notice delivered by Borrower, Servicer or Limited Guarantor to Lender is untrue in any material respect;

(d)                                 any Retained Interest, funding obligation or any other obligation of any kind has been transferred to Lender;

(e)                                  Borrower fails to pay the related Advance Repayment Amount on the related Repayment Date;

(f)                                    Lender determines that a Material Adverse Effect has occurred, including, but not limited to, litigation (other than foreclosure proceedings) involving any Collateral;

(g)                                 all Mortgage Loan Documents have not been delivered to Custodian within the time periods required by this Agreement and the Custodial Agreement;

(h)                                 any material Mortgage Loan Document with respect to a Pledged Mortgage Loan has been released from the possession of Custodian under the Custodial Agreement to Borrower for more than ten (10) days;

(i)                                     Borrower or Servicer fails to deliver any reports required hereunder where such failure adversely affects the Market Value thereof or Lender’s ability to determine Market Value therefor;

(j)                                     there is a material exception in the trust receipt or bailee letter or Lender has not received a trust receipt or bailee letter; or

(k)                                  the Mortgage Loan has been foreclosed and the principal and interest of the related Advance allocable to such Mortgage Loan has not been repaid by Borrower.

“Master Servicer”:  The Corporate Trust Services Division of Wells Fargo Bank, N.A., and its successors and assigns.

“Material Adverse Effect”:  A material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition, credit quality or prospects of Borrower, Limited Guarantor, Servicer or any Affiliate thereof, (b) the ability of Borrower to pay and perform the Secured Obligations, (c) the validity, legality, binding effect or enforceability of any Loan Document, Mortgage Loan Document, the Collateral or any portion thereof or security interest granted hereunder or thereunder, (d) the rights and remedies of Lender or any Indemnified Person under any Loan Document, Mortgage Loan Document or the Collateral or any portion thereof, (e) the Market Value, rating (if applicable), liquidity or other aspect of a material portion of the Collateral, as determined by Lender, or (f) the perfection or priority of any Lien granted under any Loan Document or Mortgage Loan Document.

“Materials of Environmental Concern”:  Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

“Maturity Date”:  The earliest of (a) the three-hundred-sixty-fourth (364th) day following the Closing Date; (b) any Accelerated Maturity Date, and (c) any date on which the Maturity Date shall otherwise occur in accordance with the Loan Documents or Requirements of Law.

“Maximum Credit”:  An amount equal to $40,000,000.

“MERS Loan”: Any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note, and which is identified as a MERS Loan on the related Mortgage Loan Schedule.

“Minimum Required Collateral Value”:  As of any date of determination, with respect to any Pledged Mortgage Loan, the product of (x) the related Advance Rate and (y) the Market Value of such Mortgage Loan as of such date.

“Monthly Payment”:  The scheduled monthly payment of principal and/or interest on a Mortgage Loan.

“Moody’s”:  Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Lender.

“Mortgage”:  Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Interest Rate”:  The rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Interest Rate Cap”: With respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

“Mortgage File”:  The meaning set forth in the Custodial Agreement, which definition is incorporated by reference herein.

“Mortgage Loan”:  Any fixed rate or adjustable rate and closed-end one-to-four-family residential mortgage loan or closed-end line of credit that is current (including any modified loans), delinquent and/or in the process of imminent foreclosure and secured by a first Lien Mortgage and which Mortgage Loan includes, without limitation, (i) a Mortgage Note, the related Mortgage and all other Mortgage Loan Documents and (ii) all right, title and interest of Borrower in and to the Mortgaged Property covered by such Mortgage.

“Mortgage Loan Data Summary”: A monthly report with respect to the Mortgage Loans in the form of Exhibit L attached hereto.

“Mortgage Loan Documents”:  With respect to any Mortgage Loan, those documents identified in the Custodial Agreement and executed in connection with, evidencing or governing such Mortgage Loan and the related Underlying Mortgaged Property and which are required to be delivered to Custodian under the Custodial Agreement.

“Mortgage Loan Schedule”:  With respect to any Advance as of any date, a mortgage loan schedule in the form of either (a) Exhibit H attached hereto or (b) a computer tape or other electronic medium generated by Borrower, and delivered to Lender and Custodian, which provides information (including, without limitation, the information set forth on Exhibit H attached hereto) relating to the Mortgage Loans in a format acceptable to Lender.

“Mortgage Note”:  The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a Mortgage Loan.

“Mortgaged Property”:  The real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the indebtedness evidenced by a Mortgage Note.

“Mortgagee”:  The record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor”:  The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan”:  A multiemployer plan as defined in Section 4001(a)(3) of ERISA as to which Borrower, Limited Guarantor or any ERISA Affiliate has made or is required to make contributions or has any actual or potential liability.

“Negative Amortization”: With respect to each Negative Amortization Loan, that portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

“Negative Amortization Loan”: Each Mortgage Loan that may be subject to Negative Amortization.

“Net Income”:  With respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

“Net Liquidation Proceeds”: All amounts received in respect of Principal Payments on and any other proceeds of any sale, liquidation or other disposition of a Pledged Mortgage Loan.

“Non-Recourse Indebtedness”:  With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Nonrecoverable Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Pledged Mortgage Loan, which in the good faith judgment of the Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable from related Income or otherwise from such Pledged Mortgage Loan. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Servicing Advance or advance of principal and interest, if made, would constitute a Nonrecoverable Advance shall be evidenced by an officer’s certificate delivered to Lender.

“Non-Performing Mortgage Loan”: A Mortgage Loan for which any payment of principal or interest is thirty (30) or more days contractually delinquent (without regard to any applicable grace period).

“Note”:  The promissory note provided for by Section 3.02(a) hereof for Advances and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

“Notice of Borrowing Base Deficiency”:  A written notice from Lender to Borrower, deliverable at any time, specifying the occurrence of a Borrowing Base Deficiency and the amount of cash required to be paid by Borrower pursuant to Section 4.01(a).

“Off-Balance Sheet Obligations”:  With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date:  (a) monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Participant”:  Defined in Section 18.08(b).

“Patriot Act”:  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Pay-Option ARM”:  An adjustable rate mortgage with flexible payment options (a) pursuant to which the Mortgagor may pay an initial low rate for the initial Monthly Payments and a substantially higher rate in the later years of such Mortgage and (b) that is acceptable to Lender.

“Payment Date”: Any Settlement Date, any Repayment Date and the Maturity Date.

“PBGC”:  The Pension Benefit Guaranty Corporation and any successor thereto.

“PCNPL Trust Agreement”:  The Amended and Restated Trust Agreement, dated as of September 28, 2011, by and among PennyMac Corp., as depositor and as administrator, PennyMac Loan Services, LLC, as servicer, and Wilmington Trust Company, as owner trustee, as the same may be further amended or modified with the written consent of Lender.

“Permitted Liens”:  Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced:  (a) Liens for state, municipal, local or other local taxes not yet due and payable, (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days, and (c) Liens granted pursuant to or by the Loan Documents.

“Person”:  An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”:  An employee benefit plan as defined in Section 3(3) of ERISA, subject to Title I of ERISA in respect of which Borrower, Servicer, Limited Guarantor or any ERISA Affiliate thereof has any actual or potential liability or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be, an “employer” as defined in Section 3(5) of ERISA.

“Pledge”: The Pledge Agreement in form and substance satisfactory to Lender, made by PMC in favor of Lender in connection with the Limited Guaranty, as the same may be amended, modified or supplemented from time to time.

“Pledged Mortgage Loan”:  A Mortgage Loan that is pledged hereunder by Borrower to Lender as Collateral to secure an Advance and that the Custodian has been instructed to hold for Lender pursuant to the Custodial Agreement.

“PMC”: PennyMac Corp., together with its permitted successors and assigns.

“PMI Policy” or “Primary Insurance Policy”:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

“PMOP”: PennyMac Operating Partnership, L.P., together with its permitted successors and assigns.

“Principal Payments”:  With respect to any Mortgage Loans all payments and prepayments of principal, including insurance and condemnation proceeds and actual recoveries received from liquidation or foreclosure, received from time to time.

“Protective Servicing Advance Cap”:  With respect to a Pledged Mortgage Loan, an amount not to exceed fifteen percent (15%) of the current BPO Value of the related Underlying Mortgaged Property.

“Protective Servicing Advances”:  All customary, reasonable and necessary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Servicer in accordance with the terms of the Servicing Agreement (regardless if any such advance is not, in the reasonable determination of the Servicer, a Nonrecoverable Advance when made but, thereafter, becomes a Nonrecoverable Advance) in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of Underlying Mortgaged Property, (b) any fees relating to any enforcement or judicial proceedings, (c) any appraisals, valuations, broker price opinions, inspections, or environmental assessments, (d) the management and liquidation of Underlying Mortgaged Property if the Underlying Mortgaged Property is acquired in satisfaction of the related Mortgage, (e) taxes, assessments, water rates, sewer rents, mortgage insurance premiums, fire and hazard insurance premiums, flood insurance premiums and other charges which are or may become a lien upon Underlying Mortgaged Property, and (g) executing and recording instruments of satisfaction, deeds of reconveyance.

“Purchase Agreement”:  Any purchase agreement (including the Contribution Agreement) between Borrower and any Transferor pursuant to which Borrower purchased or acquired a Mortgage Loan which is subsequently pledged to Lender hereunder.

“Qualified Insurer”:  A mortgage guaranty or hazard insurance company reasonably acceptable to Lender and duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

“Qualified Trustee”: A trustee which is (i) (a) a national bank or (b) a nationally recognized trust company and (ii) not an Affiliate of Borrower, Servicer or Limited Guarantor.

“Rating Agencies”:  Each of Fitch, Inc., Moody’s and S&P.

“Records”: All instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Borrower or any other person or entity with respect to a Mortgage Loan.  Records shall include the Mortgage Notes, any Mortgages, the Mortgage Loan Documents, the Servicing Files, the Servicing Records, the credit files related to each Mortgage Loan and any other instruments necessary to document or service such Mortgage Loan.

“Recourse Limit”:  Has the meaning assigned thereto in the Limited Guaranty.

“Reference Banks”:  Banks each of which shall (a) be a leading bank in the international Eurocurrency market, and (b) have an established place of business in London.  Initially, the Reference Banks shall be JPMorgan Chase Bank, Barclays Bank, PLC and Deutsche Bank AG.  If any such Reference Bank should be unwilling or unable to act as such or if Lender shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Lender may designate alternative banks meeting the criteria specified in the preceding clauses (a) and (b).

“REIT”:  A real estate investment trust, as defined in Section 856 of the Code.

“REIT Status”: With respect to any Person, such Person’s status as a real estate investment trust, as defined in Section 856(a) of the Code, that satisfies the conditions and limitations set forth in Section 856(b) and 856(c) of the Code.

“Release”:  Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property.

“Remedial Work”:  Any investigation, inspection, site monitoring, containment, clean-up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“REO Property”:  Residential real property together with all buildings, fixtures and improvements thereon and all other rights, benefits and proceeds arising from and in connection with such property.

“Repayment Date”:  The date that the Advance Repayment Amount in respect of any Advance is required to be repaid, which, for any Advance, shall be the earliest of (a) the Maturity Date and (b) any applicable Early Repayment Date.

“Reportable Event”:  Any event set forth in Section 4043(c) of ERISA, other than an event as to which the notice period is waived under Pension Benefit Guaranty Corporation Reg. §4043.

“Reporting Date”: The eighth (8th) day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Representation Breach”:  Any representation, warranty, certification, statement or affirmation made or deemed made by Borrower or Limited Guarantor in any Loan Document (including those contained in Schedule 1) or in any certificate, notice, report or other document delivered pursuant to any Loan Document proves to be incorrect, false or misleading in any material respect when made or deemed made, without regard to any Knowledge or lack of Knowledge thereof by such Person and without regard to any qualification, representation or warranty relating to such Knowledge or lack of Knowledge.

“Repurchase Agreement”: The Master Repurchase Agreement, dated as of November 2, 2010, among PMC, PennyMac Mortgage Investment Trust Holdings I, LLC, and Wells Fargo Bank, National Association, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Required Amount”: As of any date of determination, an amount equal to three (3) months of Accrued Interest expected to be incurred in respect of the Aggregate Advance.

“Requirements of Law”:  With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date:  all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Reserve Requirement”:  For any Interest Period, the aggregate of the rates (expressed as a decimal fraction) of reserve requirements in effect during such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by Lender.  As of the Closing Date, the Reserve Requirement is zero.  Lender will provide Borrower with no less than thirty (30) days prior written notice of the implementation of any change in the Reserve Requirement.

“Responsible Officer”:  With respect to any Person other than Servicer, the chief executive officer, the president, the chief financial officer, the chief operating officer, the chief credit officer, the chief accounting officer, the chief legal officer, the secretary or the treasurer of such Person, and with respect to Servicer, the chief executive officer, the president, any vice president, the secretary or the treasurer.

“Retained Interest”:  (a) With respect to any Collateral, (i) all duties, obligations and liabilities of Borrower thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Collateral, and (iii) if any portion of the Indebtedness related to such Collateral is owned by another lender or is being retained by Borrower, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Collateral with an unfunded commitment on the part of Borrower, all obligations to provide additional funding, contributions, payments or credits.

“S&P”:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Lender.

“Sanctioned Entity”:  (a) A country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, that in each case is subject to a country sanctions program administered and enforced by the Office of Foreign Assets Control, or (e) a Person named on the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control.

“Second Lien Mortgage Loan”:  A Mortgage Loan secured by the lien on the Mortgaged Property, subject only to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor and to Permitted Liens.

“Securities Laws”:  The Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities and Exchange Commission or the Public Company Accounting Oversight Board.

“Secured Obligations”:  All obligations of Borrower to pay the Advance Repayment Amount to Lender on each Repayment Date and all other obligations and liabilities of Borrower to Lender arising under or in connection with this Agreement, the Note or the other Loan Documents, whether now existing or hereafter arising, and all interest and fees that accrue after the commencement by or against Borrower, or Limited Guarantor or any Affiliate thereof of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Seller Financed Pool”:  A pool of Mortgage Loans sold to Borrower or an Affiliate thereof by Lender or an Affiliate thereof, and simultaneously pledged hereunder to secure an Advance, with the proceeds of such Advance used to pay all or a portion of the purchase price for such pool.

“Servicer”:  PennyMac Loan Services, LLC, a Delaware limited liability company, together with its permitted successors and assigns.

“Servicer Change of Control”: At any time Borrower, Limited Guarantor, or any Affiliate thereof, shall become, or shall obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 25% or more of the total voting power of all classes of Equity Interests of the Servicer.

“Servicer Termination Event”:  The occurrence of any of the following events: (i) any default or event of default (however defined) by the Servicer under the Servicing Agreement, (ii) any breach by Servicer of the Servicer Instruction Notice, (iii) any breach by Servicer of the financial covenants set forth in Section 8.07, or (iv) any breach by Servicer of any other provision in the Loan Documents.

“Servicer Instruction Notice”:  The side letter agreement to be entered into among Lender, Borrower and Servicer on or prior to the Effective Date, pursuant to which the manner in which the servicing shall be performed and the party from whom Servicer shall take direction with respect to the Pledged Mortgage Loans shall be set forth.

“Servicing Agreement”:  The flow servicing agreement, dated as of August 4, 2009, by and between PennyMac Operating Partnership, L.P. and Servicer, as such agreement may be amended, supplemented or otherwise modified from time to time and approved by Lender; provided, however, that Lender’s failure to approve any such amendment, supplement or modification shall not affect the validity or enforceability thereof except as it relates to the Pledged Mortgage Loans, which shall remain subject to the terms of such agreement without giving effect to such amendment, supplement or modification thereto.

“Servicing Data File”: A computer file or other electronic medium generated by or on behalf of Borrower and delivered or transmitted to Lender and Custodian which provides information relating to the Pledged Mortgage Loans, including the information set forth in the related Mortgage Loan Schedule, as the case may be, in a format acceptable to Lender.

“Servicing Fees”:  The servicing fees (for which Servicer has provided proof acceptable to Lender of such fees), actually incurred by Servicer and due to Servicer as provided for in the Servicing Agreement.

“Servicing File”:  With respect to any Pledged Mortgage Loans, the file retained and maintained by Borrower or Servicer including the originals or copies of all Mortgage Loan Documents and other documents and agreements relating to such Pledged Mortgage Loans, including to the extent applicable all servicing agreements, files, documents, records, data bases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Pledged Mortgage Loans, which file shall be held by Borrower and/or the Servicer for and on behalf of Lender.

“Servicing Records”:  Any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Pledged Mortgage Loans.

“Servicing Rights”:  With respect to any Pledged Mortgage Loans, all right, title and interest of Borrower, Servicer, Limited Guarantor or any Affiliate thereof in and to any and all of the following:  (a) rights to service and collect such Pledged Mortgage Loans, (b) amounts received by Borrower or any other Person for servicing such Pledged Mortgage Loans, (c) late fees, penalties or similar payments with respect to the Pledged Mortgage Loans, (d) agreements and documents creating or evidencing any such rights to service, documents, files and records relating to the servicing of such Pledged Mortgage Loans, and rights of Borrower or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to such Pledged Mortgage Loans, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to such Pledged Mortgage Loans, and (g) accounts and other rights to payment related to such Pledged Mortgage Loans.

“Servicing Standard”:  All of Servicer’s duties to service the related Mortgage Loans in accordance with Accepted Servicing Practices and comply with all of its other obligations and duties herein and pursuant to the Servicing Agreement, including but not limited to its obligations to:

(a)                                  identify on its systems that Pledged Mortgage Loans have been pledged to Lender;

(b)                                 maintain systems and operating procedures necessary to comply with all the terms of this Agreement, the Servicing Agreement and the Servicer Instruction Notice;

(c)                                  cooperate with all Advance parties on its duties as set forth in this Agreement;

(d)                                 remit all Income received by Servicer with respect to Pledged Mortgage Loans, including Income consisting of short sales and sale and disposition proceeds, to the Waterfall Account not later than the second (2nd) Business Day following Servicer’s receipt thereof; and

(e)                                  continue to make Protective Servicing Advances with respect to Pledged Mortgage Loans in accordance with the terms and conditions of the Servicing Agreement.

“Settlement Date”:  The twenty-second (22nd) day of each calendar month (or if such day is not a Business Day, the next following Business Day, or if such following Business Day would fall in the following month, the next preceding Business Day), or such other day as is mutually agreed to by Borrower and Lender.

“Single Employer Plan”:  Any Plan that is not a Multiemployer Plan.

“Solvent”:  With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time:  (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 91(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Special Purpose Entity”:  A corporation, limited partnership or limited liability company or trust that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 11.

“Subsidiary”:  With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are with those of such Person pursuant to GAAP.

“Tangible Net Worth”:  With respect to any Person and any date, all amounts that would be included under capital or shareholder’s equity (or any like caption) on a balance sheet of such Person, minus (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, all on or as of such date.

“Total Assets”:  With respect to any Person and any date, an amount equal to the aggregate book value of all assets owned by such Person on a consolidated basis and the proportionate share of assets owned by all non-consolidated Subsidiaries of such Person, less (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and expenses, all on or as of such date.

“Total Indebtedness”:  With respect to any Person and any date, all amounts of Indebtedness and Contingent Liabilities of such Person plus the proportionate share of all Indebtedness and Contingent Liabilities not reflected on such Person’s consolidated balance sheet) of all non-consolidated Affiliates of such Person, on or as of such date.

“Transferor”:  The seller of a Mortgage Loan under a Purchase Agreement.

“UCC”:  The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Underlying Mortgaged Property”:  With respect to any Mortgage Loan, the Mortgaged Property securing such Mortgage Loan, together with all buildings, fixtures and improvements thereon and all other rights, benefits and proceeds arising from and in connection with such property.

“Underlying Obligor”:  Individually and collectively, as the context may require, the Mortgagor and other obligor or obligors under a Mortgage Loan, including (i) any Person that has not signed the related Mortgage Note but owns an interest in the related Underlying Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Mortgage Loan Documents relating to a Mortgage Loan.

“Underwriting Package”:  With respect to one or more Mortgage Loans, the internal document or credit committee memorandum (redacted to protect confidential information) setting forth all material information relating to a Mortgage Loan which is known by Borrower and prepared by Borrower for its evaluation of such Mortgage Loan, which shall include, at a minimum, all of the information required to be set forth in the relevant Confirmation.  In addition, the Underwriting Package shall include all of the following, to the extent applicable and available with respect to each Mortgage Loan, (i) all Mortgage Loan Documents required to be delivered to Custodian under Section 2.01 of the Custodial Agreement, (ii) all Mortgage Loan Schedules and (ii) all documents, instruments and agreements received in respect of the closing of the acquisition transaction under the Purchase Agreement, including, to the extent received: (a) an appraisal, (b) the current occupancy report, tenant stack and rent roll, if applicable, (c) third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, and other due diligence materials prepared by or on behalf of or delivered to Borrower, (d) such further documents or information as Lender may request, (e) any and all agreements, documents, reports, or other information concerning the Mortgage Loans received or obtained in connection with the origination of the Mortgage Loans, and (f) any other material documents or reports concerning the Mortgage Loans prepared or executed by Borrower or Limited Guarantor.

“Usage Fee”:  The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Waterfall Account”:  The separate trust account established and maintained pursuant to this Agreement for the benefit of Lender, into which all Income received with respect to Mortgage Loans shall be deposited.  The Waterfall Account shall be established at the Account Bank with the account number communicated to Lender in writing on or prior to the Effective Date and shall be subject to an Account Control Agreement.

Section 2.01                                Rules of Interpretation.  Headings are for convenience only and do not affect interpretation.  The following rules of this Section 2.01 apply unless the context requires otherwise.  The singular includes the plural and conversely.  A gender includes all genders.  Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.  A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof.  A reference to a party to this Agreement or another agreement or document includes the party’s permitted successors, substitutes or assigns.  A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Loan Document.  A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it.  A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form.  A reference to conduct includes an omission, statement or undertaking, whether or not in writing.  A Default or Event of Default exists until it has been cured or waived in writing by Lender.  The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise.  The word “including” is not limiting and means “including without limitation.”  The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”  The words “will” and “shall” have the same meaning and effect.  A reference to day or days without further qualification means calendar days.  A reference to any time means New York time.  This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms.  Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries.  All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9.  A reference to “fiscal year” and “fiscal quarter”

means the fiscal periods of the applicable Person referenced therein.  A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing.  A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form.  Whenever a Person is required to provide any document to Lender under the Loan Documents, the relevant Document shall be provided in writing or printed form unless Lender requests otherwise.  At the request of Lender, the Document shall be provided in computer disk form or both printed and computer disk form.  The Loan Documents are the result of negotiations between the Parties, have been reviewed by counsel to Lender and counsel to Borrower, and are the product of both Parties.  No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Loan Documents or the Loan Documents themselves.  Except where otherwise expressly stated, Lender may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing.  Reference in any Loan Document to Lender’s discretion, shall mean, unless otherwise expressly stated herein or therein, Lender’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive.  In addition, whenever Lender has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Lender (or any similar language or terms), the decision of Lender with respect thereto shall be in the sole and absolute discretion of Lender, and such decision shall be final and conclusive.  Any requirement of good faith, discretion or judgment by Lender shall not be construed to require Lender to request or await receipt of information or documentation not immediately available from or with respect to any Person or the Collateral.

ARTICLE 3

THE ADVANCES

Section 3.01                                Procedures.

(a)                                  Subject to fulfillment of the conditions precedent set forth in Sections 6.01 and 6.02 hereof, and provided that no Default or Event of Default then exists, Borrower may request (but not more frequently than once per week) Lender to make loans (individually, an “Advance”; collectively, the “Advances”) by sending Lender a written notice of such request substantially in the form of Exhibit J (each, an “Advance Request”) (i) describing the proposed Advance and each Mortgage Loan and all related Underlying Mortgaged Property and other Collateral or security therefor in reasonable detail, (ii) transmitting an Underwriting Package for each Mortgage Loan acceptable to Lender, and (iii) specifying which (if any) of the representations and warranties of Borrower set forth in this Agreement (including those contained in Schedule 1) Borrower will be unable to make with respect to such Mortgage Loan.  Borrower shall promptly deliver to Lender any supplemental materials requested at any time by Lender.  Lender shall conduct such review of the Underwriting Package and each such Mortgage Loan as Lender deems appropriate in its determination of whether or not to include any or all of the proposed Mortgage Loans as Collateral to secure a proposed Advance.  It is expressly agreed and acknowledged that Lender shall make Advance on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Lender if disclosed in writing to Lender by Borrower in advance of the related Advance Date, and then only if Lender opts to include such Mortgage Loan in the Collateral in respect of such Advance notwithstanding such incompleteness and inaccuracies.  In the event of a Representation

Breach in respect of a Pledged Mortgage Loan, Lender shall have such remedies as provided for in Section 3.04.

(b)                                 Lender shall give Borrower notice within two (2) Business Days of the date when Lender has received a preliminary Underwriting Package and supplemental materials from Borrower acceptable to Lender. Such notice shall contain a preliminary non-binding determination of whether or not Lender is willing to include any or all of such Mortgage Loans as Collateral to secure an Advance, and if so, on what terms and conditions (including without limitation the indicative pricing for such Mortgage Loans).  Borrower shall promptly provide Lender with a completed Underwriting Package and supplemental materials. Within three (3) Business Days after Lender has received the completed Underwriting Package and supplemental materials, and if its preliminary determination is favorable, Lender shall communicate to Borrower a final non-binding indication of its determination.  If Lender has not communicated in writing, its final non-binding indication to Borrower by such date, Lender shall automatically and without further action be deemed to have determined not to make an Advance in respect of any such Mortgage Loan.

(c)                                  If Lender communicates to Borrower a final non-binding determination in writing that it is willing to make an Advance in respect of any or all of such proposed Mortgage Loans, Borrower shall deliver to Lender an executed preliminary Confirmation for such Advance, describing each such Mortgage Loan, the requested Advance Date, Market Value, Advance Rate, and such other terms and conditions as Lender may require.  If Lender requires changes to the preliminary Confirmation, Borrower shall make such changes and re-execute the preliminary Confirmation.  If Lender determines to make such Advance on the terms described in the preliminary Confirmation, Lender shall promptly execute and return the same to Borrower, which shall thereupon become effective as the Confirmation of the Advance.  Lender’s approval of the inclusion of a Mortgage Loan as Collateral to secure an Advance on such terms and conditions as Lender may require shall be evidenced only by its execution and delivery of the related Confirmation.  For the avoidance of doubt, Lender shall not (i) be bound by any preliminary or final non-binding determination referred to above, or (ii) be obligated to make an Advance notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Lender.

(d)                                 Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Advance covered thereby, and shall be construed to be cumulative to the extent possible.  If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Advance, the Confirmation shall prevail.  Whenever the Advance Rate or any other term of an Advance (other than the Applicable Rate, Market Value and principal amount) with respect to an Advance is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Borrower and executed by the Parties.

(e)                                  The fact that Lender has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Mortgage Loan or any Collateral shall in no way affect any rights Lender may have under the Loan Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Mortgage Loan is not an Eligible Mortgage Loan.

(f)                                    Lender shall not make any Advance if (i) any Borrowing Base Deficiency, Default or Event of Default exists or would exist as a result of such Advance, (ii) the Repayment Date for such Advance would be later than the Maturity Date, or (iii) after giving effect to such Advance, the Aggregate Advance then outstanding would exceed the Maximum Credit.

Section 3.02                                Notes.

(a)                                  The Advances made by Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A hereto (the “Note”), dated the Closing Date, payable to Lender in a principal amount equal to the amount of the Maximum Credit as originally in effect and otherwise duly completed.  Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

(b)                                 The date, amount and interest rate of each Advance made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of the Note, noted by Lender on the grid attached to the Note or any continuation thereof; provided, that the failure of Lender to make any such recordation or notation shall not affect the obligations of Borrower to make a payment when due of any Advance Repayment Amount, other Secured Obligations or any other amount owing hereunder or under the Note in respect of the Advances.

Section 3.03                                Maximum Credit.  If at any time, the Aggregate Advance exceeds the Maximum Credit, Borrower shall, at Lender’s request, repay the Secured Obligations such that the Aggregate Advance following such repayment shall be less than or equal to the Maximum Credit, by no later than 5:00 p.m. (New York City time) on the Business Day following Lender’s request if made before 11:00 a.m. (New York City time) on a Business Day, or if such request is made after 11:00 a.m. (New York City time) on a Business Day, by no later than 4:00 p.m. (New York City time) on the second Business Day following such request

Section 3.04                                Early Repayment Date; Mandatory Repayments.

(a)                                  At Borrower’s option, it may effectuate an Early Repayment of any Advance on any date prior to the related Repayment Date; provided, that (i) Borrower irrevocably notifies Lender in writing prior to the Early Repayment Date in accordance with the timeframes set forth in the Early Repayment Schedule, identifying the related Advance and the related Advance Repayment Amount, (ii) Borrower delivers a certificate from a Responsible Officer of Borrower in form and substance satisfactory to Lender certifying that no Borrowing Base Deficiency, Default or Event of Default exists or would exist as a result of such Early Repayment and there are no other Liens on the Collateral in respect of such Advance other than Lender’s Lien, and (iii) Borrower thereafter complies with Section 3.05.  All such Early Repayments shall be in accordance with the Early Repayment Schedule.

(b)                                 To the extent any Pledged Mortgage Loan no longer qualifies as an Eligible Mortgage Loan as determined by Lender, Borrower shall cure any such defect or repay the Advance Repayment Amount with respect to such Mortgage Loan within five (5) Business Days after the earlier of receipt of notice thereof from Lender or the discovery of such defect by Borrower.

(c)                                  The Advances are prepayable without premium or penalty, in whole or in part on any day; provided, that Borrower notifies Lender in writing prior to the intended prepayment date.  Any amounts repaid shall be applied to repay the outstanding principal amount of any Advances (together with interest thereon) until paid in full.

(d)                                 Provided no Default or Event of Default then exists, amounts repaid may be reborrowed in accordance with the terms of this Loan Agreement; provided, that each Seller Financed Pool shall only be financed by a single Advance (other than tail fundings or trailing purchases of Mortgage Loans related to such Seller Financed Pool which may be financed by additional Advances).

Section 3.05                                Repayment of Advances; Sale.  On the Repayment Date for each Advance, Borrower shall transfer to Lender an amount equal to the related Advance Repayment Amount.  Provided that no Borrowing Base Deficiency, Default or Event of Default exists or would exist as a result of such repayment, Lender shall be deemed to have simultaneously released its interests in the Collateral securing such Advance, shall authorize Custodian to release to Borrower the Mortgage Loan Documents for the related Mortgage Loans and, to the extent any UCC financing statement filed against Borrower specifically identifies such Collateral, upon Borrower’s request Lender shall deliver an amendment thereto or termination thereof evidencing the release of such Collateral from Lender’s security interest therein.  Any such transfer or release shall be without recourse to Lender and without representation or warranty by Lender.  Any Income with respect to such Collateral received by Lender or Account Bank after repayment of such Advance therefor shall be remitted to Borrower.  Notwithstanding the foregoing, on or before the Maturity Date, Borrower shall repay in full the then Aggregate Advance and all Accrued Interest, and shall pay all other outstanding Secured Obligations as set forth herein.  Notwithstanding any provision to the contrary contained elsewhere in any Loan Document, at any time during the existence of an uncured Default or an Event of Default, Borrower cannot repay a portion of an Advance in connection with a full payoff of a Pledged Mortgage Loan by the Underlying Obligor, unless one-hundred percent (100%) of the net proceeds due in connection with the relevant payoff shall be paid directly to Lender, together with payment of the excess of the principal of and interest on such Advance allocable to such Mortgage Loan (if any) over such net proceeds (if any).  The portion of all such net proceeds in excess of the then-current principal of and interest on such Advance allocable to such Mortgage Loan (if any) shall be applied by Lender to reduce any other amounts due and payable to Lender under this Agreement.

Section 3.06                                Payment of Accrued Interest and Fees.

(a)                                  Accrued Interest on the Advances shall be payable in arrears monthly on the Settlement Date, on the Repayment Date and on the Maturity Date, as applicable.  Lender shall give Borrower notice of Accrued Interest and any fees and other amounts due under the Loan Documents on or prior to any such Payment Date; provided, that Lender’s failure to deliver such notice shall not affect Borrower’s obligation to pay such amounts.  If the Accrued Interest includes any estimated Accrued Interest, Lender shall recalculate such Accrued Interest after the Settlement Date and, if necessary, make adjustments to such Accrued Interest amount due on the following Settlement Date.

(b)                                 If Borrower fails to pay all or part of the Accrued Interest by the time specified in Section 3.07(a) on the related Settlement Date, with respect to any Advance, Borrower shall be obligated to pay to Lender (in addition to, and together with, the amount of such Accrued Interest) interest on the sum of the outstanding principal amount of such Advance and such Accrued Interest at a rate per annum equal to the Applicable Rate until the Accrued Interest is received in full by Lender.

(c)                                  Borrower shall pay to Lender all fees and other amounts as and when due as set forth in this Agreement and the Fee Letter including, without limitation: the Facility Fee and Usage Fee.  The Facility Fee shall be due and earned in full by Lender on the Closing Date and payable monthly (without reduction, set-off or refund in the event of any early termination of this Agreement) by Borrower and Limited Guarantor in three (3) equal monthly installments with the first such installment due on the Closing Date and subsequent monthly installments due on the Settlement Date occurring in the related month; provided, however, that the unpaid portion (if any) of the Facility Fee shall be due and payable in full on the Maturity Date.  The Usage Fee shall be payable monthly (without reduction, set-off or refund in the event of any early termination of this Agreement) by Borrower and Limited Guarantor in nine (9) equal monthly installments with the first such installment due on fourth (4th) Settlement Date following the Closing Date and subsequent monthly installments due on the Settlement Date occurring in the related month; provided that no installment of Usage Fee shall be due or owing with respect to any month during which the average daily Aggregate Advance is zero.

Section 3.07                                Payment, Transfer and Custody.

(a)                                  Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. (Charlotte, North Carolina time) on the day when due, in immediately available Dollars and without deduction, setoff or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day.  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment.  Amounts payable to Lender and not otherwise required to be deposited into an Account shall be deposited into an account of Lender.  Borrower shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Lender’s account or the Waterfall Account.  Amounts in the Waterfall Account may be invested at the direction of Lender in cash equivalents before they are distributed in accordance with Article 5.

(b)                                 Any Mortgage Loan Documents not delivered to Lender or Custodian, as may be required herein, are and shall be held in trust by Borrower or its agent for the benefit of Lender.  Borrower or its agent shall maintain a copy of the Mortgage Loan Documents and the originals of the Mortgage Loan Documents not delivered to Lender or Custodian.  The possession of Mortgage Loan Documents by Borrower or its agent is in a custodial capacity only at the will of Lender for the sole purpose of assisting the Servicer with its duties under the Servicing Agreement.  Each Mortgage Loan Document retained or held by Borrower or its agent shall be segregated on each Borrower’s books and records from the other assets of Borrower or its agent, and the books and records of each Borrower or its agent shall be marked to reflect clearly the security interest of Lender and pledge thereof in accordance with Section 11.01(b) on a servicing-released basis.  Borrower or its agent shall release its custody of the Mortgage Loan Documents only in accordance with written instructions from Lender, unless such release is required as incidental to the servicing of the Pledged Mortgage Loans by Servicer or is in connection with a repayment of the Secured Obligations in respect of such Pledged Mortgage Loan by Borrower, in each case in accordance with the Custodial Agreement.

Section 3.08                                Secured Obligations Absolute.  All amounts payable by Borrower under the Loan Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Secured Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of:  (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Mortgage Loan or related Underlying Mortgaged Property, (b) any Insolvency Proceeding relating to Borrower or any Underlying Obligor, or any action taken with respect to any Loan Document or Mortgage Loan Document by any trustee or receiver of Borrower or any Underlying Obligor or by any court in any such proceeding, (c) any claim that Borrower has or might have against Lender under any Loan Document or otherwise, (d) any default or failure on the part of Lender to perform or comply with any Loan Document or other agreement with Borrower, (e) the invalidity or unenforceability of any Mortgage Loan, Loan Document or Mortgage Loan Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Borrower has notice or Knowledge of any of the foregoing.  The Secured Obligations with respect to Pledged Mortgage Loans shall be full recourse to Borrower.  This Section 3.08 shall survive the termination of the Loan Documents and the payment in full of the Secured Obligations.

ARTICLE 4

MAINTENANCE OF BORROWING BASE

Section 4.01                                Borrowing Base Deficiency.

(a)                                  If on any date the Aggregate Advance exceeds the lesser of (i) the Maximum Credit and (ii) the Borrowing Base (a “Borrowing Base Deficiency”), Lender may provide a Notice of Borrowing Base Deficiency to Borrower notifying Borrower of such Borrowing Base Deficiency and requiring Borrower to transfer cash to Lender or its designee in an amount sufficient to cure the Borrowing Base Deficiency.  For the avoidance of doubt, a Borrowing Base Deficiency can exist with respect to a single Pledged Mortgage Loan or multiple Pledged Mortgage Loans.

(b)                                 A Notice of Borrowing Base Deficiency delivered pursuant to Section 4.01(a) may be given by any written means.  Any Notice of Borrowing Base Deficiency given before 11:00 a.m. (New York City time) on a Business Day shall be met, and the related Borrowing Base Deficiency satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day; notice given after 11:00 a.m. (New York City time) on a Business Day shall be met, and the related Borrowing Base Deficiency satisfied, no later than 11:00 a.m. (New York City time) on the second (2nd) Business Day following such notice delivery.  The failure of Lender, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Lender to do so at a later date.  Notwithstanding anything to the contrary herein, any recourse to the Limited Guarantor for any such Borrowing Base Deficiency shall be subject to the Recourse Limit.

(c)                                  Lender’s election not to deliver a Notice of Borrowing Base Deficiency at any time there is a Borrowing Base Deficiency shall not waive the Borrowing Base Deficiency or in any way limit or impair Lender’s right to deliver a Notice of Borrowing Base Deficiency at any time when the same or any other Borrowing Base Deficiency exists.  Lender’s rights under this Section 4.01 are in addition to and not in lieu of any other rights of Lender under the Loan Documents or Requirements of Law.

(d)                                 All cash transferred to Lender pursuant to this Section 4.01 with respect to a Pledged Mortgage Loan shall be deposited into the Waterfall Account, as applicable, except as directed by Lender, and notwithstanding any provision in Section 5.02 to the contrary, shall be applied to reduce the outstanding principal amount of the related Advance.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01                                Accounts; Income.

(a)                                  Each of the Accounts shall be established at Account Bank.  Lender shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over the Waterfall Account and each Interest Reserve Account.  Neither Borrower nor any Person claiming through or under Borrower shall have any claim to or interest in the Waterfall Account or any Interest Reserve Account.  All Income received with respect to the Pledged Mortgage Loans shall be deposited into the applicable Account in accordance with Section 5.01(b).  All Income on deposit in the Waterfall Account and all amounts on deposit in each Interest Reserve Account shall be property of Lender and applied to and remitted by Account Bank in accordance with this Article 5.

(b)                                 If any Income is received by Borrower, PMC, Servicer, Limited Guarantor or any Affiliate thereof, Borrower shall or shall cause such Servicer, Limited Guarantor or such Affiliate to remit Income with respect to Pledged Mortgage Loans to the Waterfall Account not later than the second (2nd) Business Day following such Person’s receipt thereof.  All Income remitted by Servicer pursuant to the foregoing shall be remitted on a gross basis, without deduction for Servicing Fees, Protective Servicing Advances or any other amounts that Servicer may otherwise be permitted to offset against Income under the Servicing Agreement.

Section 5.02                                Before a Default or an Event of Default.  If no Default or Event of Default exists, all Income described in Section 5.01 and deposited into the Waterfall Account during each Collection and Reporting Period shall be applied by Account Bank by no later than the next following Settlement Date as provided in clauses (a), (c) and (d) below:

(a)                                  All Income on deposit in the Waterfall Account with respect to the Pledged Mortgage Loans shall be applied as follows:

first, to pay to Servicer an amount equal to the accrued and unpaid Servicing Fees and Protective Servicing Advances (up to the related Protective Servicing Advance Cap) then due and owing to Servicer for the related Interest Period with respect to the Pledged Mortgage Loans;

second, to pay to Lender an amount equal to the Accrued Interest with respect to all Advances as of such Settlement Date;

third, to pay to Lender an amount sufficient to eliminate any outstanding Borrowing Base Deficiency with respect to the Pledged Mortgage Loans (without limiting Borrower’s obligation to satisfy a Borrowing Base Deficiency in a timely manner as required by Section 4.01);

fourth, to deposit any amounts necessary to maintain the Required Amount with respect to the Pledged Mortgage Loans in the Interest Reserve Account;

fifth, to pay to Lender an amount equal to all default interest, late fees, any Facility Fee installment(s) that are then due and owing, and all other fees, expenses and Indemnified Amounts then due and payable from Borrower and other applicable Persons to Lender under the Loan Documents and allocable to the Pledged Mortgage Loans;

sixth, to pay to Lender, the amount needed to reduce the Aggregate Advances to zero; and

seventh, any remaining amounts to Borrower.

(b)                                 [Reserved];

(c)                                  On the Maturity Date, all Income net of those proceeds used to pay the Accrued Interest shall be paid to Lender to reduce the Aggregate Advances to zero.

(d)                                 Notwithstanding anything contained herein to the contrary, if, on any Settlement Date, the amounts then on deposit in the Waterfall Account are insufficient to satisfy clause second of Section 5.02(a) of the Agreement, Lender may withdraw from the applicable Interest Reserve Account an amount of funds necessary to cure such deficiency.

(e)                                  On any Settlement Date, after giving effect to any withdrawal from the Interest Reserve Account pursuant to Sections 5.02(a) or (d) and upon written request from Borrower, Lender shall withdraw from the Interest Reserve Account and pay to Borrower (in accordance with their direction) any excess of (x) the amount on deposit therein, over (y) the related Required Amount; provided, however, that Lender shall have no obligation to make any such payment if an Event of Default shall have occurred and has not been waived by Lender.

(f)                                    Upon the Maturity Date and the repayment in full by Borrower of all Secured Obligations hereunder, Lender shall withdraw from each Interest Reserve Account and pay to Borrower (in accordance with its direction) any remaining amounts on deposit in each Interest Reserve Account.

Section 5.03                                After Default or Event of Default.  If an Event of Default exists, Lender shall have the right to apply all Income deposited into the Waterfall Account in respect of the Advances on the Business Day next following the Business Day on which each amount of Income is so deposited, in any manner Lender deems appropriate.

Section 5.04                                Borrower to Remain Liable.  If the amounts remitted to Lender as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from Borrower to Lender under this Agreement or any Loan Document on a Settlement Date, a Repayment Date, upon the occurrence of an Event of Default or otherwise, Borrower shall nevertheless remain liable for and shall pay to Lender when due all such amounts.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01                                Conditions Precedent to Initial Advance.  Lender shall not be obligated to make any Advance until the following conditions have been satisfied or waived by Lender on and as of the Effective Date and the initial Advance Date:

(a)                                  Lender has received the following documents, each dated the Closing Date or as of the Closing Date unless otherwise specified:  (i) each Loan Document duly executed and delivered by the parties thereto (other than the Electronic Tracking Agreement which shall be duly executed and delivered by the parties thereto within the thirty (30) days following the Closing Date), (ii) an official good standing certificate dated within fourteen (14) days of the Closing Date with respect to Borrower, PMC, Servicer and Limited Guarantor, (iii) certificates of the secretary or an assistant secretary of Borrower, PMC, Servicer and Limited Guarantor together with copies of the Governing Documents and applicable resolutions and the incumbencies and signatures of officers of Borrower, PMC, Servicer and Limited Guarantor executing the Loan Documents to which it is a party, evidencing the respective authority of Borrower, PMC, Servicer and Limited Guarantor with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed Power of Attorney, (vi) such opinions from counsel (dated on or prior to the Effective Date) to Borrower, PMC, Servicer and Limited Guarantor as Lender may require, including with respect to corporate matters, enforceability, non-contravention, no consents or approvals required other than those that have been obtained, first priority perfected security interests in the Pledged Mortgage Loans, the related Servicing Rights and any other Collateral pledged pursuant to the Loan Documents, Investment Company Act matters, local counsel opinions with respect to Borrower, PMC or Limited Guarantor that is domiciled offshore, true sale, substantive non-consolidation, and the applicability of Bankruptcy Code “securities contract” and “master netting agreement” safe harbors, and (vii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as it may require;

(b)                         (i) UCC financing statements have been filed against Borrower and PMC in all filing offices required by Lender, (ii) Lender has received such searches of UCC filings, tax liens, judgments, pending litigation, bankruptcy and other matters relating to Borrower, PMC, Servicer, Limited Guarantor and the Collateral as Lender may require, and (iii) the results of such searches are satisfactory to Lender;

(c)                          Lender has received payment from Borrower of all fees and expenses then payable under the Fee Letter and the other Loan Documents, as contemplated by Section 13.02, including without limitation the Facility Fee; and

(d)                         Lender has completed to its satisfaction such due diligence and modeling as it may require.

Section 6.02                                Conditions Precedent to All Advances.  Lender shall not be obligated to enter into any Advance, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Lender, with respect to each Mortgage Loan on and as of the Advance Date therefor:

(a)                          With respect to any Mortgage Loan proposed to be pledged hereunder, Lender has received the following documents:  (i) an Advance Request, (ii) an Underwriting Package, (iii) a Confirmation, (iv) a fully executed Servicer Instruction Notice together with the Servicing Agreement (to the extent not already received pursuant to Section 6.01(a)), (v) a fully executed Investment Advisor Side Letter (to the extent not already received pursuant to Section 6.01(a)) and (vi) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel (including, without limitation, a true sale opinion to the extent any Eligible Mortgage Loan was transferred to Borrower from an Affiliate and was not transferred pursuant to the Contribution Agreement) as Lender may require;

(b)                         With respect to any Mortgage Loan proposed to be pledged, Custodian has received all related Mortgage Loan Documents in accordance with the provisions of the Custodial Agreement, and Lender has received a trust receipt with respect to such Mortgage Loan Documents and any other item required to be delivered to Lender under the Custodial Agreement;

(c)                          [Reserved];

(d)                         [Reserved];

(e)                          (i) The original, definitive trust certificate evidencing 100% of the Capital Stock of Borrower in form suitable for transfer, with appropriate assignments or other documents required to effect a delivery thereof to Lender in blank duly executed or endorsed by PMC, (ii) any other documents or instruments necessary in the reasonable opinion of Lender to effect and perfect a legally valid delivery of such Capital Stock to Lender, and (iii) a copy of the fully executed, PCNPL Trust Agreement, certified by Borrower as a true, correct and complete copy of the original, which PCNPL Trust Agreement shall be subject to Lender’s approval, which may be given or withheld in its discretion;

(f)                            immediately before such Advance and after giving effect thereto and to the intended use thereof, no Representation Breach (including with respect to a Pledged Mortgage Loan), Default, Event of Default, Borrowing Base Deficiency, Material Adverse Effect or Market Disruption Event exists;

(g)                         Lender has completed its due diligence review of the Underwriting Package, Mortgage Loan Documents and such other documents, records and information as Lender deems appropriate, and the results of such reviews are satisfactory to Lender, which shall include without limitation, ordering BPOs on a representative sample of Mortgage Loans as determined by Lender and its credit review of the data and documentation related to any Mortgage Loans proposed to be pledged as Collateral in respect of such Advance.  Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by Lender in connection with Lender’s activities pursuant to this Section 6.02(g).  Borrower shall deliver BPOs in addition to the representative sample upon the request of Lender or Lender may order additional BPOs at anytime, provided that these additional BPOs shall be at Lender’s sole expense.  Borrower shall provide Lender with a BPO Schedule for all Pledged Mortgage Loans;

(h)                         Lender has (i) determined that such Mortgage Loan is an Eligible Mortgage Loan, (ii) approved the inclusion of such Mortgage Loan or the addition of such Mortgage Loan as Collateral to secure an Advance, and (iii) executed the Confirmation;

(i)                             the Aggregate Advance does not exceed the Maximum Credit after giving effect to such Advance;

(j)                             such Advance Date occurs on or after the Closing Date and the Repayment Date is not later than the Maturity Date;

(k)                          Borrower and Custodian have satisfied all requirements and conditions and have performed all covenants, duties, obligations and agreements contained in the Loan Documents to be performed by such Person on or before such Advance Date;

(l)                             to the extent the related Mortgage Loan Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Mortgage Loan to Lender, Lender has received evidence that Borrower has given notice to the applicable Persons of Lender’s interest in such Mortgage Loan and otherwise satisfied any other applicable requirements under such pledgee provisions so that Lender is entitled to the rights and benefits of a pledgee under such pledgee provisions;

(m)                       if requested by Lender, such opinions from counsel to Borrower and Limited Guarantor as Lender may require, including, without limitation, with respect to the first priority perfected security interest in the Mortgage Loans, the related Servicing Rights and any other Collateral pledged pursuant to the Loan Documents;

(n)                         Lender shall have received executed blank assignments of all Mortgage Loan Documents in appropriate form for recording in the jurisdiction in which the Underlying Mortgaged Property is located (the “Blank Assignment Documents”);

(o)                         If there shall occur any Servicer Change of Control, Lender shall have provided Borrower with its written consent with respect to such Servicer Change of Control or affiliation;

(p)                         Lender shall have received and consented to all material amendments, supplements and modifications (if any) to the Servicing Agreement;

(q)                         (x) the Interest Reserve Account contains funds in an amount equal to the applicable Required Amount, or (y) Borrower has irrevocably directed Lender to deduct any deficiency in the amount described in clause (x) from the Advance to be paid Borrower; and

(r)                            if required by Lender, Lender shall have validated the Borrowing Base Schedule for accuracy and completeness prior to making such Advance.

Each Confirmation delivered by Borrower shall constitute a certification by Borrower that all of the conditions precedent in this Article 6 have been satisfied.

The failure of Borrower to satisfy any of the conditions precedent in this Article 6 with respect to any Advance or Mortgage Loan shall, unless such failure was waived in writing by Lender on or before the related Advance Date, give rise to the right of Lender at any time to rescind the related Advance, whereupon Borrower shall immediately pay to Lender all Secured Obligations in respect of such Advance.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower (unless otherwise specified herein) represents and warrants, on and as of the date of this Agreement, each Advance Date, and at all times when any Loan Document or Advance is in full force and effect, as follows:

Section 7.01                                Borrower.  Borrower has been duly organized and validly exists in good standing as a statutory trust under the laws of the jurisdiction of its formation.  Borrower (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (z) acquire, own, sell, assign, pledge and repurchase the Collateral.  Borrower’s exact legal name is set forth in the preamble and signature pages of this Agreement.  Borrower’s location (within the meaning of Article 9 of the UCC), and the office where Borrower keeps all records (within the meaning of Article 9 of the UCC) relating to the Collateral is at the address of Borrower referred to in Schedule 2.  Borrower has not changed its name or location within the past twelve (12) months.  Borrower’s tax identification number is 38-6999451.  Borrower does not have any subsidiaries.  Borrower is a wholly-owned Subsidiary of PMC.  The fiscal year of Borrower is the calendar year.   Borrower has no Indebtedness, Contractual Obligations or investments other than (a) ordinary trade payables (including amounts due and payable to Servicer for the Mortgage Loans and other service providers in connection therewith), (b) in connection with Mortgage Loans acquired in connection with the Advances, and (c) the Loan Documents.

Section 7.02                                Loan Documents.  Each Loan Document to which Borrower is a party has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity.  The execution, delivery and performance by Borrower of each Loan Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Borrower or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Borrower.  All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Borrower of the Loan Documents to which it is a party and the grant of a security interest in each Mortgage Loan to Lender, have been obtained, effected, waived or given and are in full force and effect.  The execution, delivery and performance of the Loan Documents do not require compliance by Borrower with any “bulk sales” or similar law.  There is no material litigation, proceeding or investigation pending or, to the Knowledge of Borrower threatened, against Borrower or any Affiliate thereof before any Governmental Authority (a) asserting the invalidity of any Loan Document, (b) seeking to prevent the consummation of any Advance, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03                                Solvency.  Neither Borrower nor any Affiliate of Borrower is or has ever been the subject of an Insolvency Proceeding.  Borrower and each Affiliate of Borrower is Solvent and the Advances do not and will not render Borrower or any Affiliate thereof not Solvent.  Borrower is not entering into the Loan Documents or any Advance with the intent to hinder, delay or defraud any creditor of Borrower or any Affiliate thereof.  Borrower has received or will receive reasonably equivalent value for the Loan Documents and each Advance.  Borrower has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.  Borrower is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 7.04                                Taxes.  Borrower and each Affiliate of Borrower have filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by them, or with respect to any of their properties or assets, which have become due, and income or franchise taxes have been paid or are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP.  Borrower and each Affiliate of Borrower have paid, or have provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date.  There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to the Knowledge of Borrower, threatened by any Governmental Authority which is not being contested in good faith as provided above.  Neither Borrower nor any Affiliate of Borrower has entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, or is aware of any circumstances that would cause the taxable years or other taxable periods of Borrower or any Affiliate thereof not to be subject to the normally applicable statute of limitations.  No tax liens have been filed against any assets of Borrower or any Affiliate thereof.  Borrower does not intend to treat any Transaction as being a “reportable transaction” as defined in Treasury Regulation Section 1.6011-4.  If Borrower determines to take any action inconsistent with such intention, it will promptly notify Lender, in which case Lender may treat each Transaction as subject to Treasury Regulation Section 301.6112-1 and will maintain the lists and other records required thereunder.

Section 7.05                                Financial Condition.  The audited balance sheet of each of Borrower and Servicer as of the fiscal year most recently ended for which such audited balance sheet is available, and the related audited statements of income and retained earnings and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by each of Borrower’s and Servicer’s respective independent certified public accountants, copies of which have been delivered to Lender, are complete and correct and present fairly the financial condition of Borrower and Servicer (as the case may be) as of such date and the results of its operations and cash flows for the fiscal year then ended.  All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein.  Neither Borrower nor Servicer has any material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivative Contract, which is not reflected in the foregoing statements or notes.  Since the date of the financial statements and other information delivered to Lender prior to the Closing Date, neither Borrower nor Servicer has sold, transferred or otherwise disposed of any material part of its property or assets (except pursuant to the Loan Documents) or acquired any property or assets (including Equity Interests of any other Person) that are material in relation to the financial condition of Borrower.

Section 7.06                                True and Complete Disclosure.  The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Borrower or Servicer to Lender in connection with the Loan Documents and the Advances, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  All written information furnished after the date hereof by or on behalf of Borrower to Lender in connection with the Loan Documents and the Advances will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

Section 7.07                                Compliance with Laws.  Borrower has complied in all material respects with all Requirements of Laws, and no Collateral contravenes any Requirements of Laws.  Neither Borrower nor any Affiliate of Borrower (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control, (e) is a Sanctioned Entity, (f) has more than 10% of its assets located in Sanctioned Entities, or (g) derives more than 10% of its operating income from investments in or transactions with Sanctioned Entities.  The proceeds of any Advance have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Entity.  Borrower is a “qualified purchaser” as defined in the Investment Company Act.  Neither Borrower nor any Affiliate of Borrower (a) is or is controlled by an “investment company” as defined in such Act or is exempt from the provisions of the Investment Company Act, (b) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (c) is subject to regulation by any Governmental Authority limiting its ability to incur the Secured Obligations.  No properties presently or previously owned or leased by Borrower, any Affiliate of Borrower or their respective predecessors contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws or reasonably could be expected to give rise to liability of Borrower thereunder.  Borrower has no Knowledge of any violation, alleged violation, non-compliance, liability or potential liability of Borrower under any Environmental Law.  Materials of Environmental Concern have not been released, transported, generated, treated, stored or disposed of in violation of Environmental Laws or in a manner that reasonably could be expected to give rise to liability of Borrower.  Borrower and all Affiliates of Borrower are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto.  Neither Borrower nor any Affiliate of Borrower has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Borrower, any Affiliate of Borrower or any other Person, in violation of the Foreign Corrupt Practices Act.

Section 7.08                                Compliance with ERISA.  With respect to Borrower, Servicer or any ERISA Affiliate thereof, during the immediately preceding five (5) year period, (a) neither a Reportable Event nor an “accumulated funding deficiency” nor “an unpaid minimum required contribution” as defined in the Code or ERISA has occurred, (b) each Plan has complied in all material respects with the applicable provisions of the Code and ERISA, (c) no termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and (d) no Lien in favor of the PBGC or a Plan has arisen.  The present value of all accumulated benefit obligations under each Single Employer Plan (based on the assumptions used for the purposes of Financial Accounting Statement Bulletin 87) relating to Borrower, Servicer or any ERISA Affiliate thereof did not, as of the last annual valuation date prior to the date hereof, exceed the value of the assets of such Plan allocable to such accumulated benefit obligations.  Neither Borrower nor any Affiliate of Borrower is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan.  Borrower does not provide any medical or health benefits to former employees other than as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law (collectively, “COBRA.”) at no cost to the employer.  None of the assets of Borrower are deemed to be plan assets within the meaning of 29 C.F.R. 2510.3-101 as modified by Section 3(42) of ERISA.

Section 7.09                                No Default or Material Adverse Effect.  No Default or Event of Default exists.  No default or event of default (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of Borrower.  Borrower believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Loan Documents and Mortgage Loan Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law which would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect.  Borrower has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect.  No Internal Control Event has occurred.  Borrower has delivered to Lender all underlying servicing agreements (or provided Lender with access to a service, internet website or other system where Lender can successfully access such agreements) with respect to the Mortgage Loans, and to Borrower’s Knowledge no material default or event of default (however defined) exists thereunder.  No default or event of default (however defined) on the part of Borrower exists under any credit facilities, repurchase facilities or substantially similar facilities of Borrower that are presently in effect.

Section 7.10                                Pledged Mortgage Loans.  Each Pledged Mortgage Loan is an Eligible Mortgage Loan.  Each representation and warranty of Borrower set forth in the Loan Documents (including those contained in Schedule 1) and the Mortgage Loan Documents with respect to each Pledged Mortgage Loan is true and correct.  The review and inquiries made on behalf of Borrower in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties.  Borrower has complied with all requirements of the Custodial Agreement with respect to each Pledged Mortgage Loan, including delivery to Custodian of all required Mortgage Loan Documents.  Borrower has no Knowledge of any fact that could reasonably lead it to expect that any Pledged Mortgage Loan will not be paid in full or the Market Value thereon not be obtained or realized.  No Pledged Mortgage Loan is or has been the subject of any compromise, adjustment, extension, satisfaction, subordination, rescission, setoff, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Pledged Mortgage Loan or otherwise, by Borrower or any Affiliate thereof, Transferor, Underlying Obligor or other Person, except as set forth in the Mortgage Loan Documents delivered to Lender.  Each proposed Pledged Mortgage Loan was acquired in accordance with and satisfies applicable standards established by Borrower or any Affiliate thereof.  None of the Mortgage Loan Documents has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed to any Person other than Lender.  If any Mortgage Loan Document requires the holder or transferee of the related Mortgage Loan to be a qualified transferee, qualified institutional lender or qualified lender (however defined), Borrower meets such requirement.  Assuming that Lender also meets such requirement, the assignment and pledge of such Pledged Mortgage Loan to

Lender pursuant to the Loan Documents do not violate such Mortgage Loan Document.  Borrower and all Affiliates of Borrower (a) have sold and transferred all Servicing Rights with respect to the Pledged Mortgage Loans to Lender, and (b) have no Retained Rights except as may be provided in the Loan Documents.  At Lender’s election (and, prior to an Event of Default, at Lender’s sole cost and expense), Lender may complete and record any or all of the Blank Assignment Documents as further evidence of Lender’s ownership interest in the related Pledged Mortgage Loans.

Section 7.11                                Mortgage Loans Acquired from Transferors.  With respect to each Pledged Mortgage Loan purchased by Borrower or an Affiliate of Borrower from a Transferor, (a) such Pledged Mortgage Loan was acquired and transferred on a true sale basis pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Pledged Mortgage Loan, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Borrower or an Affiliate of Borrower, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, and (e) the representations and warranties made by such Transferor to Borrower or such Affiliate in such Purchase Agreement are hereby incorporated herein mutatis mutandis and are hereby remade by Borrower to Lender on each date as of which they speak in such Purchase Agreement.

Section 7.12                                Security Interest.  The Loan Documents constitute a valid and effective pledge to Lender of all right, title and interest of Borrower in, to and under all Collateral (together with all related Servicing Rights with respect to the Pledged Mortgage Loans), free and clear of any Liens (other than Permitted Liens).  With respect to the security interest granted by Borrower in Section 11.01, upon the delivery of the Confirmations and the Mortgage Loan Documents to Custodian, and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC, subject only to Permitted Liens.  Upon receipt by Custodian of each Mortgage Loan Document required to be endorsed in blank by Borrower, Lender shall have a valid first priority perfected security interest in such Mortgage Loan Document.  The Collateral constitutes the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, certificated security, securities account, or security entitlement.  Borrower has not sold, assigned, pledged, encumbered or otherwise conveyed any of the Collateral to any Person other than pursuant to the Loan Documents.  Borrower has not authorized the filing of and is not aware of any UCC financing statements filed against Borrower as debtor that include the Collateral, other than any financing statement that has been terminated or filed pursuant to this Agreement or any other Loan Document.

Section 7.13                                No Broker.  Neither Borrower nor any Affiliate of Borrower has dealt with any broker, investment banker, agent or other Person, except for Lender or an Affiliate of Lender, who may be entitled to any commission or compensation in connection with any Advance.

Section 7.14                                Separateness.  Borrower is in compliance with the requirements of Article 9.

Section 7.15                                Other Indebtedness.  All Indebtedness (other than Indebtedness as evidenced by this Agreement or Indebtedness to Borrower’s or Servicer’s sole stockholder or member included in the calculation of Adjusted Tangible Net Worth) of Borrower or Servicer existing as of 5:00 p.m. (New York City time) on the day prior to the date hereof are listed on Schedule 4 hereto.

Section 7.16                                Location of Books and Records.  The location where Borrower keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office.

Section 7.17                                Chief Executive Office; Jurisdiction of Organization.  On the Closing Date, chief executive office of Borrower is and has been located at 27001 Agoura Road, Third Floor, Calabasas, CA 91301.  On the Closing Date, the jurisdiction of organization of Borrower is Delaware.  Borrower shall provide Lender with thirty (30) days advance notice of any change in Borrower’s principal office or place of business or jurisdiction.  Since the date of its formation Borrower has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 7.18                                Investment Company Act.  None of Borrower or any Affiliate thereof is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.

Section 7.19                                [Reserved].

Section 7.20                                [Reserved].

Section 7.21                                Adverse Selection. With respect to all Pledged Mortgage Loans (other than the Mortgage Loans that constitute a Seller Financed Pool) no procedures believed by Borrower to be adverse to Lender were utilized by Borrower, Servicer or Investment Advisor in identifying or selecting the proposed Mortgage Loans for pledge to Lender hereunder.

ARTICLE 8

COVENANTS OF BORROWER

From the date hereof until the Secured Obligations are paid in full and the Loan Documents are terminated, Borrower (unless otherwise specified herein) shall perform and observe the following covenants, which shall (a) be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists), and (b) shall also apply to all Subsidiaries of Borrower:

Section 8.01                                Existence; Governing Documents; Conduct of Business.  Borrower shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all special purpose entity provisions, and (d) not modify, amend or terminate its Governing Documents.  Borrower shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it and (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business.  Borrower shall not (a) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office, as defined in the UCC) from the location referred to in Section 7.01, or (b) move, or consent to Custodian moving, the Mortgage Loan Documents from the location thereof on the Closing Date, unless in each case Borrower has given at least thirty (30) days prior notice to Lender and has taken all actions required under the UCC to continue the first priority perfected security interest of Lender in the Collateral.

Section 8.02                                Compliance with Laws, Contractual Obligations and Loan Documents.  Borrower shall comply in all material respects with all Requirements of Laws, including those relating to any Collateral and to the reporting and payment of taxes.  No part of the proceeds of any Advance shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal

Reserve System.  Borrower shall conduct the requisite due diligence in connection with the origination or acquisition of each Mortgage Loan for purposes of complying with the Anti-Terrorism Laws, including with respect to the legitimacy of the applicable Underlying Obligor and the origin of the assets used by such Person to purchase the Underlying Mortgaged Property, and will maintain sufficient information to identify such Person for purposes of the Anti-Terrorism Laws.  Borrower shall maintain the Custodial Agreement in full force and effect.  Borrower shall not directly or indirectly enter into any agreement that would be violated or breached by any Advance or the performance by Borrower of any Loan Document.

Section 8.03                                Structural Changes.  Borrower shall not enter into a merger or consolidation, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties, or permit any changes in the ownership of its Equity Interests, without the consent of Lender.  Borrower shall ensure that all Equity Interests of Borrower shall continue to be owned by the owner or owners thereof as of the date hereof.  Borrower shall ensure that neither the Equity Interests of Borrower nor any property or assets of Borrower shall be pledged to any Person other than Lender.  Borrower shall not enter into any transaction with an Affiliate of Borrower unless such transaction is on market and arm’s-length terms and conditions.

Section 8.04                                Protection of Lender’s Interest in Collateral.  With respect to all Collateral, Borrower shall take all action necessary or required by the Loan Documents, Mortgage Loan Documents or Requirements of Law, or requested by Lender, to perfect, protect and more fully evidence the security interest granted in the Loan Documents and Lender’s ownership of and first priority perfected security interest in such Collateral and related Mortgage Loan Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of Borrower under each Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Secured Obligations.  Borrower shall comply with all requirements of the Custodial Agreement with respect to each Mortgage Loan, including the delivery to Custodian of all required Mortgage Loan Documents.  Borrower shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than Permitted Liens) on any Collateral to or in favor of any Person other than Lender, (b) defend such Collateral against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of Lender in and to all Collateral against the claims and demands of all Persons whomsoever.  Notwithstanding the foregoing, if Borrower grants a Lien on any Collateral in violation of this Section 8.04 or any other Loan Document, Borrower shall be deemed to have simultaneously granted an equal and ratable Lien on such Collateral in favor of Lender to the extent such Lien has not already been granted to Lender; provided, that such equal and ratable Lien shall not cure any resulting Event of Default.  Borrower shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement or Servicing Agreement.  Borrower shall not, or permit Servicer to, extend, amend, waive, terminate, rescind, cancel, release or otherwise modify the material terms of or any collateral, guaranty or indemnity for, or exercise any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Collateral or Mortgage Loan Document except in accordance with Accepted Servicing Practices and the Servicing Standard.  Borrower shall mark its computer records and tapes to evidence the interests granted to Lender hereunder.  Borrower shall not take any action to cause any Collateral that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced.  If Collateral becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Lender, together with endorsements required by Lender.

Section 8.05                                Actions of Borrower Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens.  Borrower shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Borrower or any Affiliate thereof, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower or any Affiliate thereof; provided, that Borrower may declare and pay dividends in accordance with its Governing Documents if no Default or Event of Default exists or would exist as a result thereof.  Borrower shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Loan Documents, (b) existing as of the Closing Date, as referenced in the financial statements delivered to Lender prior to the Closing Date, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension and (c) incurred after the Closing Date to originate or acquire assets or to provide funding with respect to assets.  Borrower shall not (a) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Collateral) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens, or (b) except as provided in the preceding clause (a), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.

Section 8.06                                Maintenance of Property, Insurance.  Borrower shall (a) keep all property useful and necessary in its business in good working order and condition, (b) maintain insurance on all its properties in accordance with customary and prudent practices of companies engaged in the same or a similar business, (c) furnish to Lender a true and correct copy of the Borrower’s insurance policy within the thirty (30) days following the Closing Date, and (d) furnish to Lender any other information and certificates with respect to such insurance upon Lender’s request.

Section 8.07                                Financial Covenants.  Servicer shall comply with the financial covenants set forth in Section 2 of the Fee Letter.

Section 8.08                                Delivery of Income.  Borrower shall, and pursuant to the Servicer Instruction Notice shall cause the Servicer and all other applicable Persons to, deposit all Income in respect of the Mortgage Loans into the applicable Account in accordance with Section 5.01(b).  Borrower and Servicer (a) shall comply with and enforce the Servicer Instruction Notice, (b) shall not amend, modify, waive, terminate or revoke the Servicer Instruction Notice without Lender’s consent, and (c) shall take all reasonable steps to enforce the Servicer Instruction Notice.  In connection with each principal payment or prepayment under a Mortgage Loan, Borrower shall provide or cause to be provided to Lender and Custodian sufficient detail to enable Lender and Custodian to identify the Mortgage Loan to which such payment applies.  If Borrower receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Mortgage Loan or otherwise in respect thereof, Borrower shall accept the same as Lender’s agent, hold the same in trust for Lender and immediately deliver the same to Lender or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Lender shall reasonably request.

Section 8.09                                Delivery of Financial Statements and Other Information.  Borrower shall deliver the following to Lender and Master Servicer, as soon as available and in any event within the time periods specified:

(a)                          within thirty (30) days after the end of each month and each fiscal quarter (i) the unaudited balance sheets of Servicer as at the end of such period, (ii) the related unaudited statements of income, retained earnings and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate;

(b)           within forty (40) days after the end of each month, (i) the consolidating financial statements of Limited Guarantor as of the end of each month and (ii) a Compliance Certificate;

(c)           within ninety (90) days after the end of each fiscal year of Servicer, (i) the audited balance sheets of Servicer as at the end of such fiscal year, (ii) the related statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Servicer as at the end of and for such fiscal year in accordance with GAAP, (iv) a certification from such accountants that, in making the examination necessary therefor, no information was obtained of any Default or Event of Default except as specified therein, (v) projections of Servicer of the operating budget and cash flow budget of Servicer for the following fiscal year, and (vi) a Compliance Certificate of Borrower;

(d)           all reports submitted to Servicer by independent certified public accountants in connection with each annual, interim or special audit of the books and records of Servicer made by such accountants, including any management letter commenting on Servicer’s internal controls;

(e)           with respect to each Mortgage Loan and related Underlying Mortgaged Property serviced by Borrower or an Affiliate of Borrower:  (i) within thirty (30) days after the end of each fiscal quarter of Borrower, a quarterly report of the following:  delinquency, loss experience, internal risk rating, occupancy and other property-level information, and (ii) within ten (10) days after receipt or preparation thereof by Borrower or Servicer, remittance, servicing, securitization, exception and other reports, operating and financial statements of Underlying Obligors, and modifications or updates to the items contained in the Underwriting Materials;

(f)            all financial statements and material reports, notices and other documents that Servicer sends to holders of its Equity Interests or makes to or files with any Governmental Authority, promptly after the delivery or filing thereof;

(g)           within eight (8) days after the end of each calendar month,

(i)            a report of all proposed sales, repurchases and other transactions with respect to the Mortgage Loans, which schedule shall be acceptable to Lender;

(ii)           a properly completed Mortgage Loan Data Summary, substantially in the form of Exhibit L, with respect to each Mortgage Loan;

(iii)          servicing reports for the prior Collection and Reporting Period, including identification of any modifications to any Mortgage Loans;

(iv)          servicing data feeds for the prior Collection and Reporting Period detailing Mortgage Loan level attributes; and

(v)           servicing reports identifying the aggregate outstanding servicing advances (including without limitation Protective Servicing Advances) made by Borrower or Servicer with respect to the Mortgage Loans.

(h)           on each Business Day, a report identifying (a) the Pledged Mortgage Loans which have converted to REO Property as a result of foreclosure (or other resolution) on such day, (b) the amount of the reduction to the Borrowing Base as a result of such Pledged Mortgage Loans no longer being Eligible Mortgage Loans, and (c) the amount of the Borrowing Base Deficiency (if any) on such day;

(i)            [Reserved];

(j)            within five (5) days after any material amendment, modification or supplement to the Servicing Agreement a certified, fully executed copy of such amendment, modification or supplement;

(k)           any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to Borrower or the Mortgage Loan, as soon as possible after the discovery thereof by Borrower or any Affiliate thereof;

(l)            as soon as available, and in any event within thirty (30) days of receipt, (x) copies of relevant portions of any final written Agency and Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Borrower’s operations and (y) any other material issues raised upon examination of Borrower or their facilities by any Governmental Authority;

(m)          promptly upon reasonable request by Lender, information regarding Borrower’s or Limited Guarantor’s portfolio including information regarding asset allocation, leverage, liquidity, and such other information respecting the condition or operations, (financial or otherwise), of Borrower, Limited Guarantor, Servicer, or Investment Advisor;

(n)           (x) the first date on which a margin call or margin calls (however defined or described in the applicable underlying Indebtedness documents) in excess of $1,000,000 or other similar request is/are made upon Borrower, Servicer, Limited Guarantor or any Affiliate thereof (each a “Borrower Party”) in the aggregate to post additional cash or assets in connection with any Indebtedness on or after the Effective Date, and (y) thereafter, at any time a margin call or margin calls (however defined or described in the applicable underlying Indebtedness documents) in excess of $1,000,000 or other similar request is/are made upon any Borrower Party in the aggregate to post additional cash or assets in connection with any Indebtedness since the most recent to occur of (i) the date on which Borrower shall have provided a notice to Lender under this Section 8.09(n) or (ii) the date of the immediately preceding financial statement of any such Borrower Party, in each case Borrower shall promptly (and in no event later than two (2) days after any such margin call or request) give Lender notice of any such margin call or request which details (A) the amount of such margin call, (B) the time period for such margin call to be satisfied, (C) how satisfied (in cash or other assets) and (D) which facility the margin call was issued under; and

(o)           such other information regarding the financial condition, operations or business of Servicer as Lender may reasonably request.

Section 8.10           Delivery of Notices.  Borrower shall immediately notify Lender of the occurrence of any of the following of which Borrower has Knowledge, together with a certificate of a Responsible Officer of Borrower setting forth details of such occurrence and any action Borrower has taken or proposes to take with respect thereto:

(a)           a Representation Breach;

(b)           any of the following:  (i) with respect to any Mortgage Loan or related Underlying Mortgaged Property:  material change in Market Value, material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern or any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow, and (ii) with respect to Borrower, Servicer and Limited Guarantor:  violation of Requirements of Law, material decline in the value of Borrower’s assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(c)           the existence of any Default, Event of Default under any Loan Document, or material default under or related to any Collateral, Mortgage Loan Document, Indebtedness, Guarantee Obligation or Contractual Obligation of Borrower;

(d)           the occurrence of any Servicer Termination Event or the resignation or termination of Servicer under any Servicing Agreement with respect to any Mortgage Loan ;

(e)           the establishment of a rating by any Rating Agency applicable to Borrower, Servicer, Limited Guarantor or any Affiliate thereof and any downgrade in or withdrawal of such rating once established;

(f)            any Reportable Event or failure to meet the minimum funding standard of Section 412 of the Code or Sections 302 or 303 of ERISA, includes the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, or any request for a waiver under Section 412(c) of the Code for any Plan; a notice of intent to terminate any Plan or any action taken by Borrower, Limited Guarantor or an ERISA Affiliate to terminate any Plan or the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower, Limited Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan; the complete or partial withdrawal from a Multiemployer Plan by Borrower, Limited Guarantor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower, Limited Guarantor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA or the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower, Limited Guarantor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code, would result in the loss of tax-exempt status of the trust of which such Plan is a part; and

(g)           the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental

Authority that affects Borrower, Servicer, Limited Guarantor or any Affiliate thereof, any Mortgage Loan or Underlying Mortgaged Property and (i) questions or challenges the validity or enforceability of any Loan Document, Advance, Collateral or Mortgage Loan Document, or (ii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect.

Section 8.11           Escrow Imbalance.   Borrower shall, no later than five (5) Business Days after learning of any material overdraw, deficit or imbalance in any escrow or reserve account relating to a Mortgage Loan, correct and eliminate the same, including by depositing its own funds into such account.

Section 8.12           [Reserved].

Section 8.13           Records.

(a)           Borrower shall collect and maintain or cause to be collected and maintained all Records relating to the related Mortgage Loans in accordance with industry custom and practice for assets similar to the Mortgage Loans, including those maintained pursuant to the preceding subparagraph, and all such Records constituting Mortgage Loan Documents shall be in Custodian’s possession except as otherwise provided under the Custodial Agreement.  Borrower will not allow any such papers, records or files that are an original or an only copy and part of the Mortgage Loan Document  to leave Custodian’s possession, except in accordance with the terms of the Custodial Agreement.  Borrower shall or shall cause Servicer to maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Mortgage Loans and preserve them against loss.

(b)           For so long as Lender has an interest in or lien on any Mortgage Loan, Borrower will hold or cause to be held all related Records in trust for Lender.  Borrower shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Lender granted hereby.

(c)           Upon reasonable advance notice from Custodian or Lender, Borrower shall (x) make any and all such Records available to Custodian or Lender to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Lender or its authorized agents to discuss the affairs, finances and accounts of Borrower with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Borrower with its respective independent certified public accountants.

Section 8.14           No Pledge.  Other than with respect to any pledge to Lender hereunder, Borrower shall not pledge, transfer or convey any security interest in any Account to any Person without the express written consent of Lender.

Section 8.15           No Sale or Material Adverse Actions.   If an Event of Default shall have occurred hereunder, Borrower shall not permit any Collateral or portion thereof to be sold, transferred or otherwise liquidated without the express written consent of Lender.  Borrower shall not take any action nor permit Servicer to take any action that could have a material adverse effect on the direct interests of Borrower or the indirect interests of Lender therein, without first procuring the express written consent of Lender to such action.

Section 8.16           Reserved.

Section 8.17           Reserved.

Section 8.18           Distributions.  If an Event of Default has occurred and is continuing, Borrower shall not pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower.

Section 8.19           Applicable Law.  Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

Section 8.20           Existence.  Borrower shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

Section 8.21           Chief Executive Office; Jurisdiction of Organization.  Borrower shall not  move its respective chief executive office from the addresses referred to in Section 7.17 or change its respective jurisdiction of organization from the jurisdictions referred to in Section 7.17 unless it shall have provided Lender thirty (30) days’ prior written notice of such change.

Section 8.22           BPOs.  Borrower shall deliver Lender BPOs with respect to each Underlying Mortgaged Property every one hundred and eighty (180) days that such Mortgage Loan is pledged as Collateral to secure an Advance.

Section 8.23           Maintenance of Interest Reserve Account.  Borrower shall at all times, maintain in each Interest Reserve Account, funds in an amount equal to the applicable Required Amount.

Section 8.24           Servicer Change of Control.  Borrower shall not permit any Servicer Change of Control without the prior written consent of Lender thereto, such consent not to be unreasonably withheld or delayed; provided that upon any such Servicer Change of Control Borrower shall continue to cause Servicer to perform all of Servicer’s responsibilities, duties and obligations owed to Lender and Borrower in accordance with the terms of this Agreement, the Loan Documents and the Servicing Agreement.

Section 8.25           Audits of Borrowing Base Schedule.  Borrower shall permit Lender to conduct reasonably frequent audits of the Borrowing Base Schedule and related inputs in connection therewith.

ARTICLE 9

SINGLE-PURPOSE ENTITY

Section 9.01           Covenants Applicable to Borrower.  Borrower shall (a) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Loan Document, (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) with respect to the Mortgage Loan Documents and the Retained Interests and (ii) as otherwise permitted under this Agreement, (c) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the acquisition of Mortgage Loans for pledge under the Loan Documents, (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (e) comply with the provisions of its Governing Documents, (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents, (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law, provided, that (i) appropriate notation shall be made on such financial statements to indicate the separateness of

Borrower from such Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on Borrower’s own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law), (h) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, (j) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), (k) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others, (l) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (m) not hold itself out to be responsible for the debts or obligations of any other Person, (n) not, without the prior unanimous written consent of all of its Independent Directors, if any, take any Insolvency Action, (o) be administered by a Qualified Trustee, (p) ensure its Governing Documents provide that Lender be given at least two (2) Business Days prior notice of the removal and/or replacement of its Qualified Trustee, together with the name and contact information of the replacement Qualified Trustee and evidence of the replacement’s satisfaction of the definition of Qualified Trustee, (q) not enter into any transaction with an Affiliate of Borrower except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction, (r) maintain a sufficient number of employees in light of contemplated business operations, (s) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an affiliate, (t) not pledge its assets to secure the obligations of any other Person, and (u) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity.

Section 9.02           [Reserved].

Section 9.03           Additional Covenants Applicable to Borrower.  Borrower shall (a) be a Delaware statutory trust, (b) shall have a Qualified Trustee serving as its trustee and (c) shall not take any Insolvency Action and shall not cause or permit the trustee with respect to itself to take any Insolvency Action.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01         Events of Default.  Each of the following events shall be an “Event of Default”:

(a)           Borrower fails to (i) cure a Borrowing Base Deficiency or make a payment of outstanding principal in respect of an Advance when due, whether by acceleration or otherwise, (ii) make a payment of Accrued Interest within one (1) Business Day of when due, or (iii) make a payment of any other amount within two (2) Business Days of when due (unless otherwise specified in this Section 10.01), in each case under the Loan Documents;

(b)           Borrower fails to observe or perform in any material respect any other covenant or Secured Obligation of Borrower under the Loan Documents or the Mortgage Loan Documents to which Borrower is a party, and (except in the case of a failure to perform or observe the Secured Obligations of Borrower under Section 8.04, and 18.08(a)) such failure continues unremedied for five

(5) Business Days after the earlier of receipt of notice thereof from Lender or the discovery of such failure by Borrower;

(c)           Any Representation Breach (other than a Representation Breach regarding any representation contained in Section 7.10 or Schedule 1 attached hereto, the sole remedy for which is a Secured Obligation as set forth in Section 3.04) exists and continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Lender or the discovery of such failure by Borrower;

(d)           Borrower, PMC, or Limited Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $1,000,000 with respect to each Borrower or $1,000,000 with respect to Limited Guarantor, and the effect of such default is to permit the acceleration thereof (regardless of whether such default is waived or such acceleration occurs);

(e)           Borrower, PMC, Limited Guarantor or any Affiliate thereof defaults beyond any applicable grace period in paying any amount or performing any obligation due to Lender or any Affiliate of Lender under any other financing, hedging, security or other agreement (other than under this Agreement) between Borrower, Limited Guarantor or any Affiliate thereof and Lender or any Affiliate of Lender;

(f)            An Insolvency Event occurs with respect to Borrower, PMC, Limited Guarantor, Servicer or any Affiliate thereof;

(g)           A Change of Control occurs with respect to Borrower, PMC, Limited Guarantor, or any Affiliate thereof without Lender’s consent;

(h)           A Servicer Change of Control occurs;

(i)            A final judgment or judgments for the payment of money in excess of $1,000,000 with respect to Borrower or $1,000,000 with respect to Limited Guarantor in the aggregate that is not insured against is entered against Borrower or Limited Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) days from the date of entry thereof;

(j)            A Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Borrower, (ii) displace the management of Borrower or curtail its authority in the conduct of the business of Borrower, (iii) terminate the activities of Borrower as contemplated by the Loan Documents, or (iv) remove, limit or restrict the approval of Borrower of the foregoing as an issuer, buyer or seller of securities, and in each case such action is not discontinued or stayed within thirty (30) days;

(k)           Borrower, PMC, Servicer, Limited Guarantor or any Affiliate thereof admits that it is not Solvent or is not able or not willing to perform any of its Secured Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations;

(l)            Any provision of the Loan Documents, any right or remedy of Lender or obligation, covenant, agreement or duty of Borrower thereunder, or any Lien, security interest or control granted under or in connection with the Loan Documents or Collateral terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Borrower or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Borrower or any other Person, in each case directly, indirectly, in whole or in part;

(m)          Lender ceases for any reason to have a valid and perfected first priority security interest in any material portion (as determined by Lender) of the Collateral pledged pursuant to Section 11.01 hereunder;

(n)           Borrower, PMC, Servicer, Limited Guarantor or any Affiliate thereof is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Loan Documents shall require registration of Borrower, Servicer, Limited Guarantor as an “investment company”;

(o)           Borrower engages in any conduct or action where Lender’s prior consent is required by any Loan Document and Borrower fails to obtain such consent;

(p)           Borrower or Servicer fails to deposit to the applicable Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement within one (1) Business Day of when due;

(q)           A Servicer Termination Event shall have occurred which shall not have been waived by Lender;

(r)            Limited Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Limited Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Lender’s rights in the Collateral;

(s)           Limited Guarantor breaches any of the obligations, terms or conditions set forth in the Limited Guaranty;

(t)            Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a determination that a Plan is “at risk” (within the meaning of Section 302 (of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of Borrower, Limited Guarantor or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) Borrower, Limited Guarantor or any ERISA Affiliate shall, or in the reasonable opinion of Lender is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, (vi) Borrower, Limited Guarantor or any ERISA Affiliate shall file an application for a minimum funding waiver under Section 302 of ERISA or Section 412 of the Code with respect to any Plan, (vii) any obligation for post-retirement medical costs (other than as required by COBRA) exists, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or (ix) the assets of Borrower or Limited Guarantor are treated as “plan assets” under 29 C.F.R. 2510.3-101 as amended by Section 3(42) of ERISA;

(u)           Failure of Borrower to maintain in any Interest Reserve Account at all times funds in an amount equal to the applicable Required Amount and such failure continues unremedied for a period of two (2) Business Days;

(v)           Except as described elsewhere in this Section 10.01, there shall have occurred a material default or breach under any of the Loan Documents;

(w)          Any condition or circumstance exists which causes, constitutes or may cause or constitute a Material Adverse Effect, as determined by Lender;

(x)            There shall have occurred an Event of Default under the Repurchase Agreement; and

(y)           At any time, the Limited Guarantor shall fail to maintain its REIT Status under all applicable laws and regulations or shall fail to satisfy any of the conditions set forth in Section 856 (c)(2), (3) and (4) of the Code and any Treasury Regulations promulgated thereunder.

Section 10.02         Remedies of Lender.  If an Event of Default exists, at the option of Lender, exercised by notice to Borrower (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f), (g) or (j)), the Maturity Date for all Advances shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Maturity Date”).  If Lender exercises or is deemed to have exercised the foregoing option:

(a)           All Secured Obligations shall become immediately due and payable on and as of the Accelerated Maturity Date, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

(b)           All amounts in the Accounts and all Income paid after the Accelerated Maturity Date shall be retained by Lender and applied in accordance with Article 5.

(c)           Lender may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Records and all other instruments, certificates and documents then held by Custodian under the Custodial Agreement.  Lender may obtain physical possession of all Servicing Files, Servicing Records, Servicing Agreement and other files and records of Borrower or Servicer.  Borrower shall deliver to Lender such assignments and other documents with respect thereto as Lender shall request.

(d)           Lender may immediately, at any time and from time to time, exercise either of the following remedies with respect to any or all of the Collateral:  (i) sell such Collateral on a servicing-released basis in a recognized market and by means of a public or private sale at such price or prices as Lender accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Collateral and give Borrower credit against the outstanding principal and interest in respect of Advances allocable to such Collateral (or if the amount of such credit exceeds the outstanding principal and interest in respect of Advances allocable to such Collateral, to other Secured Obligations due and any other amounts then owing to Lender by any other Person pursuant to any Loan Document, in such order and in such amounts as determined by Lender), in an amount equal to the Market Value of such Collateral.  Until such time as Lender exercises either such remedy with respect to Collateral, Lender may hold such Collateral for its own account and retain all Income with respect thereto.

(e)           The Parties agree that the Collateral is of such a nature that it may decline rapidly in value, and may not have a ready or liquid market.  Accordingly, Lender shall not be required to sell Collateral on a particular Business Day, to the same purchaser or in the same manner.  Lender may determine whether, when and in what manner Collateral shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable.  Lender shall not be required to give notice to Borrower or any other Person prior to exercising any remedy in respect of an Event of Default.  If no prior notice is given, Lender shall give notice to Borrower of the remedies exercised by Lender promptly thereafter.

(f)            Lender shall have the right to direct Servicer to remit all collections on the Mortgage Loans to Lender, and if any such payments are received by Borrower, Limited Guarantor or Servicer, Borrower shall not and shall not permit Limited Guarantor or Servicer to commingle the amounts received with other funds of Borrower, Limited Guarantor or Servicer and shall promptly pay them over to Lender.  Lender shall also have the right to terminate Servicer with or without cause.  In addition, Lender shall have the right to immediately sell the Collateral and liquidate all Collateral.  Such disposition of Collateral may be, at Lender’s option, on a servicing-released basis.  Lender shall not be required to give any warranties as to the Collateral with respect to any such disposition thereof.  Lender may specifically disclaim or modify any warranties of title or the like relating to the Collateral.  The foregoing procedure for disposition of the Collateral and liquidation of the Collateral shall not be considered to adversely affect the commercial reasonableness of any sale thereof.  Borrower agrees that it would not be commercially unreasonable for Lender to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets similar to the Collateral, or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Lender shall be entitled to place the Collateral in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market.  Lender shall also be entitled to sell any or all of such Collateral individually for the prevailing price.  Lender shall also be entitled, to elect, in lieu of selling all or a portion of such Collateral, to give Borrower credit for such Collateral in an amount equal to the Market Value of the Collateral against the aggregate unpaid Secured Obligations.

(g)           Upon the occurrence of one or more Events of Default, Lender may apply any proceeds from the liquidation of the Collateral to the Secured Obligations in the manner Lender deems appropriate.

(h)           Borrower shall be liable to Lender for (i) any amount by which the Secured Obligations due to Lender exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Lender in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(i)            Lender shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Borrower to fulfill any of its obligations as set forth in the Loan Documents, including this Article 10, if Borrower fails or refuses to perform its obligations as set forth herein or therein.

(j)            Borrower hereby appoints Lender as attorney-in-fact of Borrower for purposes of carrying out the Loan Documents and Lender’s rights under this Section 10.02, including executing, endorsing and recording any instruments or documents and taking any other actions that Lender deems necessary or advisable to accomplish such purposes (the “Loan Document Purposes”), which appointment is coupled with an interest and is irrevocable.  Upon the occurrence of a Default or an Event of Default Lender shall be entitled to use appointment to carry out the Loan Document Purposes.

(k)                                  Lender may, without prior notice to Borrower, exercise any or all of its set-off rights including those set forth in Section 18.17.  This Section 10.02(k) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

(l)                                     All rights and remedies of Lender under the Loan Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Lender may have and may be exercised at any time when an Event of Default exists.  Such rights and remedies may be enforced without prior judicial process or hearing.  Borrower agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length.  Borrower hereby expressly waives any defenses Borrower might have to require Lender to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Collateral, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

Section 11.01                          Grant.

(a)                                  Lender and Borrower intend that all transactions hereunder shall be loans from Lender to Borrower secured by the Collateral.  To preserve and protect Lender’s rights with respect to the Collateral and under the Loan Documents, and as security for Borrower’s performance of the Secured Obligations, Borrower hereby grants, assigns and pledges to Lender a fully perfected first priority security interest in all of its rights, title and interest in, to and under the Collateral (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof) to secure the payment and performance of the Secured Obligations (including the obligation of Borrower to repay the outstanding principal amount, the interest accrued thereon and any other amounts due and owing by Borrower to Lender in respect of the Advances).

(b)                                 Borrower acknowledges and agrees that its rights with respect to the Collateral (including without limitation, any security interest Borrower may have in the Collateral and any other collateral granted by Borrower to Lender pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Lender hereunder.  Borrower hereby grants, assigns and pledges to Lender a first priority security interest in all of its rights, title and interest in and to the Servicing Rights as indicated hereinabove.  In addition, Borrower shall and shall cause, Servicer to grant, assign and pledge to Lender a first priority security interest in and to all Servicing Records and rights to receive Servicing Records or other documents which constitute a part of the Mortgage Loan Documents or Servicing File with respect to each of the Mortgage Loans, and all Income related to the Collateral received by Borrower or Servicer and all rights to receive such Income, and all products, proceeds and distributions relating to or constituting any or all of the foregoing and (collectively, and together with the pledge of Servicing Rights in the immediately preceding sentence, the “Related Credit Enhancement”).  The Related Credit Enhancement is hereby pledged as further security for Borrower’s Secured Obligations to Lender hereunder.

Section 11.02                          Effect of Grant.  (a) This Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Lender shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the

UCC and the right to set off any mutual debt and claim) and under any other agreement between Lender and Borrower, (c) without limiting the generality of the foregoing, Lender shall be entitled to set off the proceeds of the liquidation of the Collateral against all of the Secured Obligations, without prejudice to Lender’s right to recover any deficiency, (d) the possession by Lender or any of its agents, including Custodian, of the Mortgage Loan Documents, the Collateral and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Lender) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Lender) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law.  The security interest of Lender granted herein shall be, and Borrower hereby represents and warrants to Lender that it is, a first priority perfected security interest.  For the avoidance of doubt, (i) each Mortgage Loan secures the Secured Obligations of Borrower with respect to all other Advances and all other Mortgage Loans, including any Mortgage Loans that are junior in priority to the Mortgage Loan in question, and (ii) if an Event of Default exists, no Collateral will be released from Lender’s Lien or transferred to Borrower until the Secured Obligations are indefeasibly paid in full.  Notwithstanding the foregoing, the Secured Obligations shall be full recourse to Borrower.

Section 11.03                          Borrower to Remain Liable.  Lender and Borrower agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Lender of any Retained Interest or other obligation of Borrower or any other Person in connection with any Collateral, whether or not Lender exercises any right with respect thereto.  Borrower shall remain liable under the Collateral and Mortgage Loan Documents to perform all of Borrower’s duties and obligations thereunder to the same extent as if the Loan Documents had not been executed.

Section 11.04                          [Reserved].

Section 11.05                          Waiver of Certain Laws.  Borrower agrees, to the extent permitted by  Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that Lender or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as Lender or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01                          Market Disruption.  If prior to any Interest Period, Lender determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, Lender shall give prompt notice thereof to Borrower, whereupon the Applicable Rate for such Interest Period, and for all subsequent Interest Periods until such notice has been withdrawn by Lender, shall be the Alternative Rate.

Section 12.02                          Illegality.  If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Lender to effect or continue the Advances as contemplated by the Loan Documents, (a) any commitment of Lender hereunder to enter into new Advances shall be terminated, (b) the Applicable Rate shall be converted automatically to the Alternative Rate on the last day of the then current Interest Period or within such earlier period as may be required by Requirements of Law, and (c) if required by such adoption or change, the Maturity Date shall be deemed to have occurred.

Section 12.03                          Breakfunding.  Borrower shall indemnify Lender and hold Lender harmless from any loss, cost or expense (including reasonable legal fees and expenses) which Lender may sustain or incur arising from (a) the failure by Borrower to repay any Advance after Borrower has given a notice of termination pursuant to Section 3.04, or (b) any conversion of the Applicable Rate to the Alternative Rate because the LIBO Rate is not available for any reason on a day that is not the last day of the then current Interest Period.

Section 12.04                          Increased Costs.  If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Lender made after the date of this Agreement (a) shall subject Lender to any tax of any kind whatsoever with respect to the Loan Documents, any Collateral or change the basis of taxation of payments to Lender in respect thereof (except for income taxes and any changes in the rate of tax on Lender’s overall net income), (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Lender, or (c) shall impose on Lender any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Lender, by an amount that Lender deems to be material, of entering into, continuing or maintaining Advances, or to reduce any amount receivable under the Loan Documents in respect thereof, then, in any such case, Borrower shall pay to Lender such additional amount or amounts as reasonably necessary to fully compensate Lender for such increased cost or reduced amount receivable.  Upon written notice to Borrower of any change or event pursuant to which additional amounts are due or to become due under this Section 12.04, Borrower shall (a) pay all additional amounts due under this Section 12.04 which are incurred or accrue beginning thirty (30) days following such written notice or (b) repay the outstanding principal of and the interest accrued on all Advances in accordance with Section 3.05 prior to thirty (30) days following such written notice.

Section 12.05                          Capital Adequacy.  If Lender determines that the adoption of or any change in any Requirements of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation Controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made after the date of this Agreement has or shall have the effect of reducing the rate of return on Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, in any such case, Borrower shall pay to Lender such additional amount or amounts as reasonably necessary to fully compensate Lender for such reduction.  Upon written notice to Borrower of any change or event pursuant to which additional amounts are due or to become due under this Section 12.05, Borrower shall (a) pay all additional amounts due under this Section 12.05 which are incurred or accrue beginning thirty (30) days following such written notice or (b) repay the outstanding principal of and the interest accrued on all Advances in accordance with Section 3.05 prior to thirty (30) days following such written notice.

Section 12.06                          Withholding Taxes.  (a)  All payments made by Borrower to Lender or any other Indemnified Person under the Loan Documents and by Underlying Obligors with respect to the Mortgage Loans shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority therewith or thereon, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on net income by the United States, a state or a foreign jurisdiction under the laws of which Lender or such other Indemnified Person is organized or of its applicable lending office, or a state or foreign jurisdiction with respect to which Lender or such other Indemnified Person has a present or former connection, or any political subdivision thereof (collectively, “Taxes”), all of which shall be paid by Borrower for its own account not later than the date when due.  If any taxes are required to be deducted or withheld from any amounts payable to Lender and/or any other Indemnified Person, then Borrower shall (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; and (c) pay to Lender or other Indemnified Person such additional amounts (the “Additional Amount”) as may be necessary so that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including any Taxes on such increase and any penalties) is not less than the amount that would have been paid absent such deduction or withholding.  The foregoing obligation to pay Additional Amounts, however, will not apply with respect to (i) net income or franchise taxes imposed on Lender and/or any other Indemnified Person, with respect to payments required to be made by Borrower under the Loan Documents, by a taxing jurisdiction in which Lender and/or any other Indemnified Person is organized, conducts business or is paying taxes (as the case may be).  Promptly after Borrower pay any taxes referred to in this Section 12.06, Borrower will send Lender appropriate evidence of such payment, or (ii) any U.S. federal withholding tax imposed on “withholdable payments” made after December 31, 2012, if Lender is a “foreign financial institution” that fails to comply with the requirements of section 1471(b) of the Code or a “non-financial foreign entity” that fails to comply with section 1472(b) of the Code, each as in effect on the date hereof, or Treasury regulations or administrative guidance promulgated thereunder.

(b)                                 In addition, Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).

(c)                                  Borrower agrees to indemnify Lender for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 12.06(c), and any liability (including penalties, interest and expenses arising thereon or with respect thereto) arising therefrom or with respect thereto, provided that Lender shall have provided Borrower with evidence, reasonably satisfactory to Borrower, of payment of Taxes or Other Taxes, as the case may be.

(d)                                 If a Person acquires any of the rights and obligations of Lender as an Eligible Assignee under this Agreement, and such Person is not organized under the laws of the United States, any state thereof or the District of Columbia (a “Non-U.S. Person”), such Non-U.S. Person shall deliver to Borrower on or before the date on which such Person becomes a party to this Agreement, two duly completed and executed copies of, as applicable, IRS Form W-8BEN or IRS Form W-8ECI or any successor forms thereto designated as such by the IRS.  If the Non-U.S. Person is eligible for and wishes to claim exemption from or reduction in U.S. federal withholding tax through benefit of a treaty, such Person shall deliver a Form W-8ECI.  If the Non-U.S. Person is eligible for and wishes to claim exemption from U.S. federal withholding tax under Section 871(h) or Section 881(c) of the Code with respect to payments of “portfolio interest,” such Person shall deliver both the Form W-8BEN and a statement certifying that such Person is not a bank, a “10 percent shareholder” or a “controlled foreign corporation” within the meaning of Section 881(c)(3) of the Code.  If any previously delivered form or statement becomes inaccurate with respect to the Non-U.S. Person that delivered it, the Non-U.S. Person shall promptly notify Borrower of this fact.

(e)                                  Without prejudice to the survival or any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 12.06(e) shall survive the termination of this Agreement.  Nothing contained in this Section 12.06(e) shall require Lender to make available any of their tax returns or other information that it deems to be confidential or proprietary.

(f)                                    Each party to this Agreement acknowledges that it is its intent solely for purposes of U.S. federal, state and local income and franchise taxes to treat each Advance as indebtedness of Borrower that is secured by the Collateral and that the Collateral is owned by Borrower in the absence of an Event of Default by Borrower.  All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 12.07                          Payment and Survival of Obligations.  Lender may at any time send Borrower a notice showing the calculation of any amounts payable pursuant to this Article 12, and Borrower shall pay such amounts to Lender within ten (10) Business Days after Borrower receives such notices.  The obligations of Borrower under this Article 12 shall apply to Eligible Assignees and Participants and survive the termination of the Loan Documents.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01                          Indemnity.

(a)                                  Borrower shall release, defend, indemnify and hold harmless Lender, Affiliates of Lender and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (other than net income taxes and franchise taxes of Lender), fees, costs, expenses (including reasonable legal fees and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Loan Documents, the Mortgage Loan Documents, the Collateral, the Advances, any Underlying Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Loan Document, any Advance, any Collateral, any Mortgage Loan Document, (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to a Mortgage Loan, (iii) any violation or alleged violation of, non-compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Underlying Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Underlying Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Borrower to perform or comply with any Loan Document, Mortgage Loan Document Mortgage Loan, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Underlying Mortgaged Property or Mortgage Loan, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Loan Document, Mortgage Loan or Underlying Mortgaged Property, (x) any taxes attributable to the execution, delivery, filing or recording of any Loan Document, Mortgage Loan Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Mortgage Loan or related Underlying Mortgaged Property under any Requirements of Law or any liability asserted against Lender or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any property or Underlying Mortgaged Property by any Person or other source, whether related or unrelated to Borrower or any Underlying Obligor, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Underlying Mortgaged Property, (3) the failure to timely perform any Remedial Work, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Borrower or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Underlying Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Underlying Mortgaged Property, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Underlying Mortgaged Property by any Person or other source, whether related or unrelated to Borrower or any Underlying Obligor, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Underlying Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Loan Document or Mortgage Loan Document  relating to environmental matters in any way, or (xiii) Borrower’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment.  In any suit, proceeding or action brought by an Indemnified Person in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, Borrower shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from Borrower.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Advance is made.

(b)                                 If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then

Borrower shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Borrower on the other hand, the relative fault of such Indemnified Person, and  any other relevant equitable considerations.

(c)                                  An Indemnified Person may at any time send Borrower a notice showing the calculation of Indemnified Amounts, and Borrower shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Borrower receives such notices.  The obligations of Borrower under this Section 13.01 shall apply to Eligible Assignees and Participants and survive the termination of this Agreement.

Section 13.02                          Expenses.  Borrower shall promptly on demand pay to or as directed by Lender all third-party out-of-pocket costs and expenses (including legal, accounting and advisory fees and expenses) incurred by Lender in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Loan Documents and the Advances; provided, that Lender will pay all out-of-pocket legal costs and expenses incurred by Lender in connection with the initial development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of the Loan Documents; (b) any Mortgage Loan or Collateral, including due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Loan Documents or the payment or performance by Borrower of any Secured Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Collateral.  Notwithstanding anything to the contrary in the foregoing, Lender shall permit Borrower to pay any legal costs and expenses for which Borrower is responsible in twelve (12) equal monthly installments with the first such installment due on the Closing Date; provided, however, that all such costs and expenses shall be due and payable on the Maturity Date.

ARTICLE 14

[RESERVED]

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The Parties acknowledge that they have been advised and understand that:

(a)                                  in the case of transactions in which one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any transaction;

(b)                                 in the case of transactions in which one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Securities Exchange Act of 1934, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any transaction;

(c)                                  in the case of transactions in which one of the Parties is a financial institution, funds held by the financial institution pursuant to a transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d)                                 in the case of transactions in which one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Section 16.01                          No Reliance. Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Loan Documents:

(a)                                  It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Loan Documents;

(b)                                 It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c)                                  It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Loan Documents and each Advance and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)                                 It is entering into the Loan Documents and each Advance for the purposes of managing its borrowings or investments or hedging its Collateral or liabilities and not for purposes of speculation;

(e)                                  It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Loan Documents or any Advance; and

(f)                                    No partnership or joint venture exists or will exist as a result of the Advances or entering into and performing the Loan Documents.

ARTICLE 17

SERVICING

This Article 17 shall apply to all Mortgage Loans to the extent that the servicing thereof is within the direct or indirect control of Borrower or an Affiliate of Borrower.

Section 17.01                          Servicing of Mortgage Loans.

(a)                                  During the period the Mortgage Loans are pledged as Collateral to secure an Advance hereunder, Borrower agrees that (i) Lender is the pledgee of the related Servicing Rights and all Servicing Files and Servicing Records with respect to the Mortgage Loans (to the extent set forth in Section 11.01), and (ii) that the Servicer shall service such Mortgage Loans for exclusive benefit of Lender as pledgee.

(b)                                 Borrower, on Lender’s behalf, shall contract with Servicer to service the Mortgage Loans consistent with the degree of skill and care that Borrower customarily requires with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices and the Servicing Standard.  Servicer shall also (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Lender in any Mortgage Loans or any payment thereunder.  Lender may terminate the servicing of any Mortgage Loan with the Servicer in accordance with Section 17.01(f) hereof.

(c)                                  Borrower shall cause Servicer to hold or cause to be held all escrow funds collected by the Servicer with respect to any Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected.

(d)                                 Borrower shall cause Servicer to remit or deposit all Income received by the Servicer on the Mortgage Loans in strict accordance with Section 5.01 hereof.

(e)                                  As a condition precedent to Lender making any Advances hereunder and following the termination of Servicer pursuant to the terms hereof and upon the appointment of any successor Servicer, Borrower shall provide to Lender a Servicer Instruction Notice addressed to and executed by Servicer, advising Servicer of such matters as Lender may reasonably request, including, without limitation, (i) recognition by Servicer of Lender’s security interest in such Pledged Mortgage Loan as provided hereunder, (ii) recognition by Servicer that it owes its duties to Lender as pledgee of such Pledged Mortgage Loan (subject to each Borrower’s right to direct and control servicing of such Mortgage Loans prior to an Event of Default or Servicer termination pursuant to Section 17.01(f) below), (iii) agreement by Servicer to comply with the Servicing Standards, and (iv) acknowledgment by Servicer that upon receipt of notice of an Event of Default from Lender, it will follow the instructions of Lender with respect to the Pledged Mortgage Loans and any related Income with respect thereto.

(f)                                    Upon the occurrence of an Event of Default hereunder or Servicer Termination Event, Lender shall have the right to immediately terminate Servicer’s right to service the Mortgage Loans without payment of any penalty or termination fee.  Borrower and Servicer shall cooperate in transferring the servicing of the Mortgage Loans to Lender or its designee, or in the case of a Servicer Termination Event for which Lender did not declare an Event of Default, a successor servicer selected by Borrower with respect to the Mortgage Loans, in each case as approved by Lender, all at no cost or expense to Lender, it being agreed that Borrower will pay any fees and expenses required to terminate the Servicing Agreement and transfer servicing to Lender, its designee or a successor Servicer, as the case may be.  Borrower shall cause any such successor Servicer to execute a Servicer Instruction Notice and such successor Servicer shall be bound by the terms of such notice and the terms of this Agreement.

(g)                                 If Borrower should discover that, for any reason whatsoever, Borrower, or Servicer or any entity responsible for managing or servicing any such Mortgage Loans has failed to perform fully the Borrower’s obligations under the Loan Documents or any of the obligations of such entities with respect to the Mortgage Loans, Borrower shall promptly notify Lender.

(h)                                 [Reserved];

(i)                                     Lender shall have the right to appoint a third party to perform due diligence with respect to Servicer at any time.  Upon the occurrence of a Servicer Change of Control that is approved by Lender, Borrower shall cooperate and cause Servicer to cooperate with Lender and/or its designees to provide access to the Servicer’s servicing facilities, as applicable, including without limitation its books and records with respect to the Servicer’s servicing portfolio and the related Mortgage Loans and any other information Lender may reasonably request regarding Servicer or its servicing activities.  In addition to the foregoing, Borrower shall permit Lender to inspect upon reasonable prior written notice at a mutually convenient time, such Servicer’s servicing facilities, as the case may be, for the purpose of satisfying Lender that the Servicer, has the ability to service the Mortgage Loans as provided in this Agreement.  In addition, at any time that Servicer is not otherwise an Affiliate of Borrower, Limited Guarantor or any Affiliate thereof, Borrower shall use its best efforts to enable Lender to inspect the servicing facilities of Servicer and to cause Servicer to cooperate with Lender and/or its designees in connection with any due diligence performed by Lender and/or such designees in accordance with this Section 17.01(e).  Borrower and Lender further agree that all reasonable out-of-pocket costs and expenses incurred by Lender in connection with any due diligence or inspection performed pursuant to this Section 17.01(e) shall be paid by Borrower.

Section 17.02                          Fees and Expenses of Servicer.  All fees and expenses of any Servicer shall be borne solely by Borrower.

Section 17.03                          Servicing Reports.  Borrower shall deliver and cause Servicer to deliver to Lender, Master Servicer and Custodian a monthly remittance report on or before the 15th day of each month containing servicing information, including those fields reasonably requested by Lender from time to time, on an asset-by-asset and in the aggregate, with respect to the Mortgage Loans serviced by Servicer for the month (or any portion thereof) before the date of such report.

Section 17.04                          Servicer; Servicing Data File.  Upon the occurrence of any of the following (a) the occurrence and continuation of an Event of Default, (b) the twenty-fifth (25th) calendar day (or if such calendar day is not a Business Day, the immediately following Business Day) of each month, or (c) upon the request of Lender, Borrower shall cause Servicer to provide to Lender, electronically, in a format mutually acceptable to Lender and Borrower, a Servicing Data File by no later than the Reporting Date.  Borrower shall not cause the Mortgage Loans to be serviced by any servicer other than Servicer unless expressly approved in writing by Lender.

ARTICLE 18

MISCELLANEOUS

Section 18.01                          Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

Section 18.02                          Submission to Jurisdiction; Service of Process.  Lender irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or the other Loan Documents shall affect any right that Lender may otherwise have to bring any action or proceeding arising out of or relating to the Loan Documents against Borrower or its properties in the courts of any jurisdiction.  Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Loan Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 18.03         WAIVERS.

(a)           EACH SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b)           TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE LOAN DOCUMENTS, THE COLLATERAL, THE ADVANCES, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY.  NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c)           TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION, INCLUDING ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, RECKLESS DISREGARD, WILLFUL OR WONTON MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH.  NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY LOAN DOCUMENT OR THE ADVANCES.

(d)           EACH SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES.  THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE LOAN DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e)           EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE LOAN DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS.  EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f)            THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE LOAN DOCUMENTS.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g)           THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE LOAN DOCUMENTS AND THE PAYMENT IN FULL OF THE OBLIGATIONS.

Section 18.04         Integration.  The Loan Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties relating to a pledge of the Collateral and the other matters addressed by the Loan Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

Section 18.05         Single Agreement.  Borrower agrees that (a) each Advance is in consideration of and in reliance on the fact that all Advances constitute a single business and contractual relationship, and that each Advance has been made in consideration of the other Advances, (b) a default by it in the payment or performance of any its obligations under an Advance shall constitute a default by it with respect to all Advances, (c) Lender may set off claims and apply properties and assets held by or on behalf of Lender with respect to any Advance against the Secured Obligations owing to Lender with respect to other Advances, and (d) payments, deliveries and other transfers made by or on behalf of Borrower with respect to any Advance shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Advances, and the obligations of Borrower to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06         Use of Employee Plan Assets.  No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a transaction hereunder.

Section 18.07         Survival and Benefit of Borrower’ Agreements.  The Loan Documents shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns.  All of Borrower’s representations, warranties, agreements and indemnities in the Loan Documents shall survive the termination of the Loan Documents and the payment in full of the Secured Obligations, and shall apply to and benefit Eligible Assignees and Participants.  No other Person shall be entitled to any benefit, right, power, remedy or claim under the Loan Documents.

Section 18.08         Assignments and Participations.

(a)           Borrower shall not sell, assign or transfer any of its rights or the Secured Obligations or delegate its duties under this Agreement or any other Loan Document without the prior written consent of Lender, and any attempt by Borrower to do so without such consent shall be null and void.

(b)           Lender may at any time, without the consent of or notice to Borrower or Limited Guarantor, sell participations to any Person (other than a natural person or Borrower, Limited Guarantor or any Affiliate thereof) (a “Participant”) in all or any portion of Lender’s rights and/or obligations under the Loan Documents; provided, that (i) Lender’s obligations under the Loan Documents shall remain unchanged, (ii) Lender shall remain solely responsible to Borrower for the performance of such obligations, and (iii) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under the Loan Documents.  No Participant shall have any right to approve any amendment, waiver or consent with respect to any Loan Document, except to the extent that the outstanding principal amount of any Advance or any Accrued Interest would be reduced or the Repayment Date of any Advance would be postponed.  Each Participant shall be entitled to the benefits of Article 12 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c), but shall not be entitled to receive any greater payment thereunder than Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.  To the extent permitted by Requirements of Law, each Participant shall be entitled to the benefits of Sections 10.02(j) and 18.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c).

(c)           Lender may at any time, without consent of Borrower or Limited Guarantor but upon notice to Borrower, sell and assign to any Eligible Assignee all or any portion of all of the rights and obligations or duties of Lender under the Loan Documents.  Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit F (an “Assignment and Acceptance”).  From and after the effective date of such Assignment and Acceptance, (i) such Eligible Assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Lender under the Loan Documents with respect to the percentage and amount of the Secured Obligations allocated to it, (ii) Lender shall, to the extent provided therein, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Lender’s rights and obligations under the Loan Documents, Lender shall cease to be a Party), (iii) the obligations of Lender shall be deemed to be so reduced, and (iv) Lender will give prompt written notice thereof (including identification of the Eligible Assignee and the amount of Secured Obligations allocated to it) to each Party (but Lender shall not have any liability for any failure to timely provide such notice).  Any sale or assignment by Lender of rights or obligations under the Loan Documents that does not comply with this Section 18.08(c) shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with Section 18.08(b).

(d)           Borrower shall cooperate with Lender in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Loan Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Loan Documents in a manner adverse to Borrower without the consent of Borrower in its discretion.

(e)           Lender shall have the right to partially or completely syndicate and or all of its rights under the Agreement and the other Loan Documents to any Eligible Assignee.

Section 18.09         [Reserved].

Section 18.10         Confidentiality.  All information regarding the terms set forth in any of the Loan Documents or the Advances, and the identities of the parties hereto, shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, underwriters, financing sources and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements or filings with the Securities and Exchange Commission of either Party or an Affiliate thereof; provided, that Borrower shall cause Limited Guarantor to (i) in connection with the execution of this Agreement, provide Lender with copies of any such filing with the Securities and Exchange Commission on Form 8-K at least one (1) day prior to filing such statement and Lender shall have the right to provide comments in its discretion and (ii) use its commercially reasonable efforts to provide Lender with copies of any other filings (other than Form 10-Q and Form 10-K) to be made with the Securities and Exchange Commission in connection with this Agreement at least one (1) day prior to filing such statements, (d) to the extent required to exercise any rights or remedies under the Loan Documents, the Collateral or Underlying Mortgaged Properties, (e) to the extent required to consummate and administer an Advance, (f) to any actual or prospective Participant or Eligible Assignee which agrees to comply with this Section 18.10; provided, further that no such disclosure made with respect to any Loan Document shall include a copy of such Loan Document to the extent that a summary would suffice, but if it is necessary for a copy of any Loan Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure. Notwithstanding the generality of the foregoing, Borrower, Limited Guarantor, Investment Advisor and any of their respective Affiliates shall maintain the confidentiality of the sensitive economic terms (i.e., Advance Rate, Applicable Margin and the like) set forth in any of the Loan Documents or the Advances in negotiations, discussions, agreements or due diligence in connection with any financing, repurchase, credit or similar transactions with any third-party (including any credit facility or any similar structure with respect to mortgage related assets including mortgage loans, RMBS or any similar assets).

Section 18.11         No Implied Waivers.  No failure on the part of Lender to exercise, or delay in exercising, any right or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right.  The rights and remedies in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.  Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Lender’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied.  Except as otherwise expressly provided in the Loan Documents, no amendment, waiver or other modification of any provision of the Loan Documents shall be effective without the signed agreement of Borrower and Lender.  Any waiver or consent under the Loan Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12         Notices and Other Communications.  Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Schedule 2 or such other address as such Party shall specify from time to time in a notice to the other Party.  Any of the foregoing communications shall be effective when delivered or upon the first attempted delivery on a Business Day.

A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 18.13         Counterparts; Electronic Transmission.  This Agreement and any other Loan Document may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.  The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Loan Document and any notices hereunder may be transmitted between them by email and/or facsimile.  The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 18.14         No Personal Liability.  No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Lender, any Indemnified Person, Borrower, or Limited Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Lender, Borrower, or Limited Guarantor under the Loan Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Lender, Borrower, or Limited Guarantor under the Loan Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived.  This Section 18.14 shall survive the termination of the Loan Documents.

Section 18.15         Protection of Lender’s Interests in the Collateral; Further Assurances.

(a)           Borrower shall cause the Loan Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Lender to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest.  Borrower shall deliver to Lender file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.  Borrower shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

(b)           Borrower will promptly at its expense execute and deliver such instruments and documents and take such other actions as Lender may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Lender’s rights and remedies under and with respect to the Loan Documents, the Advances and the Collateral.

(c)           If Borrower fails to perform any of its Secured Obligations, Lender may (but shall not be required to) perform or cause to be performed such Secured Obligation, and the costs and expenses incurred by Lender in connection therewith shall be payable by Borrower.  Without limiting the generality of the foregoing, Borrower authorizes Lender, at the option of Lender and the expense of Borrower, at any time and from time to time, to take all actions and pay all amounts that Lender deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Collateral and Lender’s Liens and interests therein or thereon and to give effect to the intent of the Loan Documents.  No Default or Event of Default shall be cured by the payment or performance of any Secured Obligation by Lender on behalf of Borrower.  Lender may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Borrower in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d)           Without limiting the generality of the foregoing, Borrower will no earlier than six (6) or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with to any Loan Document, (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; provided that Lender may elect to file such continuation statement, and (ii) deliver or cause to be delivered to Lender an opinion of counsel, in form and substance reasonably satisfactory to Lender, confirming and updating the opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e)           Except as provided in the Loan Documents, the sole duty of Lender, Custodian or any other designee or agent of Lender with respect to the Mortgage Loans shall be to use reasonable care in the custody, use, operation and preservation of the Mortgage Loans in its possession or control.  Lender shall incur no liability to Borrower or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Lender with reasonable care, or Lender’s failure to provide adequate protection or insurance for the Collateral.  Lender shall have no obligation to take any action to preserve any rights of Borrower in any Collateral against prior parties, and Borrower hereby agree to take such action.  Lender shall have no obligation to realize upon any Collateral except through proper application of any distributions with respect to the Collateral made directly to Lender or its agent(s).  So long as Lender and Custodian shall act in good faith in their handling of the Collateral, Borrower waive or are deemed to have waived the defense of impairment of the Collateral by Lender and Custodian.

Section 18.16         Default Rate.  To the extent permitted by Requirements of Law, Borrower shall pay interest at the Default Rate on the amount of all Secured Obligations not paid when due under the Loan Documents until such Secured Obligations are paid or satisfied in full.

Section 18.17         Set-off.  In addition to any rights now or hereafter granted under the Loan Documents, Requirements of Law or otherwise, Borrower and Limited Guarantor, each on behalf of itself and each of its respective Affiliates, hereby grants to Lender and each Indemnified Person, to secure repayment of the Secured Obligations, a right of set-off upon any and all of the following:  (i)  monies, securities, collateral or other property of Borrower, Limited Guarantor and each of their respective Affiliates and any proceeds from the foregoing, now or hereafter held or received by Lender, any Affiliate of Lender or any Indemnified Person, for the account of Borrower or such Affiliate of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (ii) any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Borrower, Limited Guarantor or any Affiliate thereof at any time existing, (iii) any obligation owed by Lender or any Affiliate of Lender to Borrower, Limited Guarantor or any Affiliate thereof and (iv) any Secured Obligations or Indebtedness owed by Borrower, Limited Guarantor or any Affiliate thereof and any Indebtedness owed by Lender or any Affiliate of Lender to Borrower, Limited Guarantor or any Affiliate thereof, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Loan Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Lender, any Affiliate of Lender or any Indemnified Person to or for the credit of Borrower, Limited Guarantor or any Affiliate thereof.  Each of Lender, each Affiliate of Lender and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Borrower, Limited Guarantor or any Affiliate thereof to Lender or any Indemnified Person under the Loan Documents, the Secured Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Borrower, Limited Guarantor or any Affiliate thereof, any such notice being expressly waived by Borrower and each Affiliate of Borrower to the extent permitted by any Requirements of Law, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Lender or any Indemnified Person by Borrower, Limited Guarantor or any Affiliate thereof under the Loan Documents and the Secured Obligations, irrespective of whether Lender, any Affiliate of Lender or any Indemnified Person shall have made any demand under the Loan Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Lender’s rights to recover any deficiency.  Notwithstanding the foregoing, with respect to obligations owing to Lender regarding the Mortgage Loans, any such set off rights exercised by Lender against Limited Guarantor in respect of such obligations shall be subject to the Recourse Limit.  Borrower and all Affiliates of Borrower shall be deemed directly indebted to Lender and the other Indemnified Persons in the full amount of all amounts owing to Lender and the other Indemnified Parties by Borrower and all Affiliates of Borrower under the Loan Documents and the Secured Obligations, and Lender and the other Indemnified Persons shall be entitled to exercise the rights of set-off provided for above.  ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE COLLATERAL OR OTHER INDEMNIFIED PERSONS UNDER THE LOAN DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET-OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLERS AND EACH AFFILIATE OF EACH SELLER.

Lender or any Indemnified Person shall promptly notify Borrower or Affiliate of Borrower after any such set-off and application made by Lender or such Indemnified Person; provided that the failure to give such notice shall not affect the validity of such set-off and application.  If an amount or obligation is unascertained, Lender may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant Party accounting to the other Party when the amount or obligation is ascertained.  Nothing in this Section 18.17 shall be effective to create a charge or other security interest.  This Section 18.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

Section 18.18         Power of Attorney.  Borrower hereby authorizes Lender to file such financing statement or statements relating to the Collateral without Borrower’s signature thereon as Lender, at its option, may deem appropriate.  Borrower hereby appoints Lender as Borrower’s agent and attorney in fact to execute any such financing statement or statements in Borrower’s name and to perform all other acts which Lender deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” on behalf of Borrower and Servicer to any Mortgagor in the form of Exhibit N with respect to Mortgage Loans), and sign assignments on behalf of Borrower as its agent and attorney in fact.  This agency and power of attorney is coupled with an interest and is irrevocable without Lender’s consent.  Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Borrower shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.18.  In addition, Borrower shall execute and deliver to Lender and power of attorney in the form set forth in Exhibit K attached hereto (“Borrower’s Power of Attorney”).

Section 18.20         Borrower’s Waiver of Setoff.  Borrower hereby waives any right of setoff it may have or to which it may be or become entitled under the Loan Documents or otherwise against Lender, any Affiliate of Lender, any Indemnified Person or their respective assets or properties.

Section 18.21         Periodic Due Diligence Review.  Lender may perform continuing due diligence reviews with respect to the Collateral, Borrower and Affiliates of Borrower, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, ordering BPOs at any time during the term of this Agreement, covenants, agreements, duties, obligations and specifications made under the Loan Documents or otherwise.  Upon reasonable prior notice to Borrower, unless a Default or Event of Default exists, in which case no notice is required, Lender or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Borrower and Affiliates of Borrower, the Mortgage Loan Documents and the Servicing Files.  Borrower shall make available to Lender one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Borrower for the purpose of answering questions of Lender concerning any of the foregoing.  Borrower shall cause Servicer to cooperate with Lender by permitting Lender to conduct due diligence reviews of the related Servicing Files and Servicing Records.  Lender may make Advances in respect of Mortgage Loans based solely on the information provided by Borrower to Lender in the Underwriting Materials and the representations, warranties, duties, obligations and covenants contained herein, and Lender may at any time conduct a partial or complete due diligence review on some or all of the Mortgage Loans, including ordering new credit reports and new appraisals on the Underlying Mortgaged Properties and otherwise regenerating the information used to originate and underwrite such Mortgage Loans.  Lender may underwrite such Mortgage Loans itself or engage a mutually acceptable third-party underwriter to do so.  Borrower shall be responsible for all of the due diligence costs and expenses incurred by Lender.

Section 18.23         Time of the Essence.  Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of Borrower under the Loan Documents.

Section 18.24         [Reserved].

Section 18.25         Patriot Act Notice.  Lender hereby notifies Borrower that Lender is required by the Patriot Act to obtain, verify and record information that identifies Borrower.

Section 18.26         Acknowledgement Of Anti-Predatory Lending Policies.  Borrower and Lender each have in place internal policies and procedures that expressly prohibit their purchase of any High Cost Mortgage Loan.

Section 18.27         Successors and Assigns; No Third Party Beneficiaries.  Subject to the foregoing, the Loan Documents shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.  Nothing in the Loan Documents, express or implied, shall give to any Person other than the Parties any benefit or any legal or equitable right, power, remedy or claim under the Loan Documents.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

PCNPL TRUST, as Borrower		WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By: PennyMac Corp., not in its individual capacity but solely as Administrator		By:	/s/ Goetz Rokahr
Its:
		Title:	Vice President
By:	/s/ David M. Walker
Its:
Title:	Chief Credit Officer

Signature Page to Loan and Security Agreement